UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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SVB FINANCIAL GROUP

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NOTICE OF 2020 ANNUAL MEETING OF STOCKHOLDERS

DATE:	Thursday, April 23, 2020
TIME:	4:30 p.m. (Pacific Time)
LOCATION:	3005 Tasman Drive Kellogg Auditorium Santa Clara, California 95054*

Dear Stockholders:

We are pleased to invite you to attend SVB Financial Group’s 2020 Annual Meeting of Stockholders. At this year’s meeting, you will be asked to take the following actions, as more fully described in the Proxy Statement:

1.	Elect eleven (11) directors to serve for the ensuing year and until their successors are elected;
2.	Approve, on an advisory basis, our executive compensation (“Say on Pay”);
3.	Ratify the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2020; and
4.	Transact such other business as may properly come before the meeting.

Your vote is very important. To assure your representation at the meeting, you are encouraged to vote your shares as soon as possible. This Notice and the Proxy Statement provide instructions on how you can vote your shares online or by telephone, or if you have received a printed copy of the proxy materials and a proxy card, by mail. You may attend the meeting and vote in person even if you have previously voted by proxy.

*As part of our precautions regarding the coronavirus or COVID-19, we are planning for the possibility that the meeting may be held solely by means of remote communications. If we take this step, we will announce the decision to do so in advance, and details on how to participate will be posted on our website and filed with the SEC as proxy material.

You are entitled to vote at this year’s meeting (or any postponement or adjournment thereof) if you are a stockholder of record at the close of business on February 24, 2020.

Thank you for your continued support of SVB Financial Group.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ Roger F. Dunbar

Roger F. Dunbar

Chairman of the Board

Santa Clara, California

March 9, 2020

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD, OR VOTE OVER THE TELEPHONE OR THE INTERNET AS PROMPTLY AS POSSIBLE, IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. IF YOU HAVE RECEIVED PRINTED PROXY MATERIALS, A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR YOUR CONVENIENCE. EVEN IF YOU HAVE VOTED BY PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. WE ENCOURAGE YOU TO VOTE: (I) FOR THE ELECTION OF ALL ELEVEN (11) NOMINEES FOR DIRECTOR, AND (II) IN FAVOR OF THE ABOVE REMAINING PROPOSALS.

PROXY STATEMENT—TABLE OF CONTENTS

◾	Indicates matters to be voted on at the Annual Meeting

i

2019 PERFORMANCE AND PROXY STATEMENT SUMMARY

This summary highlights our 2019 performance, as well as information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should review this entire Proxy Statement, as well as our Annual Report on Form 10-K, for the year ended December 31, 2019.

2019 FINANCIAL PERFORMANCE AND BUSINESS HIGHLIGHTS

We delivered another year of strong financial performance with record annual results and robust business activities driving healthy growth. Selected 2019 financial performance and business highlights include:

●	We delivered continued growth of our diluted earnings per share (“EPS”) and total net income.
●	We achieved peer-leading annual return on average equity (“ROE”)[1] while continuing to invest in our people, technology and products to drive scalable, long-term growth.
●	We saw steady multi-year growth of our average total assets, loans (net of unearned income), and client funds (client investment funds and deposits).
●	We attained record revenues and balance sheet growth, which enabled us to generate healthy net interest income growth of 11% in a low interest rate environment.
●	The power of our platform continued to drive robust client acquisition. We added over 4,500 clients, which contributed to net client growth of nearly 15%.
●	We expanded our global presence where innovation can be found, opening our Canada branch and establishing an office in Denmark.
●	We completed a full year of integrating SVB Leerink, which provided strong revenues during the first year since the acquisition.
●

We continued to optimize our capital structure, including by issuing $350 million depositary shares each representing a 1/40th interest in our 5.250% Series A preferred stock, which allowed us to secure permanent capital at an attractive coupon and complete the early redemption of our outstanding $350 million 5.375% senior notes due 2020.

●

Our strong capital position and ability to accrete capital afforded us the flexibility to invest in the franchise or to return capital to shareholders. We completed our $500 million stock repurchase program and authorized a new $350 million stock repurchase program.

●	Awards and recognition of the Company included:
◾	Being named #2 on Forbes’ list of America’s Best Banks for 2020 (#5 for 2019)
◾	One of Fortune’s Fastest Growing Companies for 2019
◾	Inclusion in Bloomberg’s Gender Equality Index

[1]	Measured against the Company’s 2019 Peer Group. (See “Compensation Discussion and Analysis.”)

ii

Annual Meeting and Proxy Statement Information

Annual Meeting

Time and Date:	4:30 p.m. (Pacific Time), April 23, 2020	Record Date:	February 24, 2020
Place:	SVB Financial Group 3005 Tasman Drive Santa Clara, California 95054	Voting:	Stockholders as of the record date are entitled to vote

Proposals and Voting Recommendations

Proposal	Board Recommendation	Page Reference

Proposal No. 1 — Election of Eleven (11) Directors	For all nominees	2

Proposal No. 2 — Advisory (Non-Binding) Vote on Executive Compensation	For	31

Proposal No. 3 — Ratification of KPMG LLP as Auditors for 2020	For	60

Director Nominees

We are seeking your election of the eleven (11) directors described below. All director nominees are current incumbent directors. As previously announced, Ms. Kimberly A. Jabal, one of our current directors, has decided not to stand for re-election.

					Committee Membership*
Name	Age	Year First Elected By Stockholders	Principal Occupation

Greg W. Becker	52	2011	President and Chief Executive Officer, SVB Financial Group	—

Eric A. Benhamou	64	2005	Chairman and Chief Executive Officer, Benhamou Global Ventures, LLC	2				X	C	X
John S. Clendening	57	2018	Former President and CEO, Blucora, Inc.	—		X	X

Roger F. Dunbar	74	2005	Board Chairman SVB Financial Group; Former Global Vice Chairman, Ernst & Young, LLP	—	X			X	X	C

Joel P. Friedman	72	2005	Former President, Business Process Outsourcing, Accenture	—				C	X	X
Jeffrey N. Maggioncalda	51	2012	Chief Executive Officer, Coursera Inc.	—		X	X

Kay Matthews	61	N/A	Former Vice Chair of Americas Executive Board, Ernst & Young LLP	2	X

Mary J. Miller	64	2016	Former Under Secretary for Domestic Finance, U.S. Department of Treasury	—	C			X		X

Kate D. Mitchell	61	2010	Co-Founder and Partner, Scale Venture Partners	1			C		X	X

John F. Robinson	73	2011	Former Deputy Comptroller of the Currency and former Executive Vice President, Washington Mutual Bank	—	X	X	X			X
Garen K. Staglin	75	2012	Proprietor, Staglin Family Vineyard	1		C			X	X

*	“C” denotes committee chairperson; all memberships are as of the date of this Proxy Statement.

iii

Board and Corporate Governance Highlights

Effective Board Structure

Composition and Independence

•   Total of 12 current directors—all independent directors, except for CEO director

•   Representation of diverse mix of skills, experience and backgrounds

•   Separate Board Chairperson and CEO roles

•   Independent Board Chairperson

•   Independent chairpersons and members of all Board committees

•   Limited public company directorships outside of the Company (no director “overboarding” concerns)

•   Board and committee ability to hire outside advisors, independent of management

Accountability

•   Annual election of directors

•   Majority voting standard with director resignation policy

•   Annual Board and committee evaluations

•   Regularly-held executive sessions of non-management directors

•   Robust executive and director equity ownership guidelines

•   Independent Board evaluation of CEO performance

Diverse Director Qualifications

Our current directors reflect an effective and diverse mix of skills, experience and backgrounds:

iv

Sound Governance Practices

Stockholder and Other Stakeholder Interests

•   Active stockholder engagement practices

•   Annual Say on Pay vote by stockholders

•   One single voting class — common stock class

•   Proxy access under Bylaws

•   Stockholders may act by written consent

•   No supermajority voting requirements

•   No poison pill

•   Oversight of Environmental, Social, Governance and Political (“ESGP”) activities by Governance Committee

Risk Management

•   Board and individual committee oversight of risk

•   Separate Board Risk Committee focused on enterprise-wide risk management

•   Risk Committee membership includes the chairpersons of the Board and all Board committees

•   Risk management guided by Risk Appetite Statement (reviewed on an annual basis by the full Board)

Independent Auditor Matters

As a matter of good corporate practice, we are seeking your ratification of KPMG LLP as our independent registered public accounting firm for the 2020 fiscal year. If our stockholders do not ratify the selection of KPMG LLP, the Audit Committee may reconsider its selection.

For 2019, the total fees for services provided by KPMG LLP were $12,113,445, of which 94.2% represented audit and audit-related fees. (For more information, see “Independent Auditor Matters”.)

Executive Compensation

Consistent with our Board’s recommendation and our stockholders’ preference, we submit an advisory vote to approve our executive compensation (otherwise known as “Say on Pay”) on an annual basis. Accordingly, we are seeking your approval, on an advisory basis, of the compensation of our Named Executive Officers, as further described in the “Compensation Discussion and Analysis” (“CD&A”) section of this Proxy Statement.

Our Compensation Committee has primary oversight of our executive compensation programs (except in cases applicable to the CEO, in which case the independent directors of our Board make all decisions). As further explained in the CD&A section, highlights of our 2019 executive compensation program and pay decisions include:

○	Continued focus on performance-based pay (resulting in 71% of our CEO’s total target pay in incentives that are subject to strong performance target goals)
○	Continued focus on setting goals and incentivizing top performance, especially as compared to peers
○

Emphasized long-term performance and executive retention with special one-time equity incentive awards that incorporated a new performance-based restricted stock unit performance metric of Earnings Per Share Growth

○	Adjusted compensation appropriately in light of key executive leadership changes

For a more information about our 2019 executive compensation and key features of our executive compensation governance and practices, please refer to the CD&A section.

Important Dates for 2021 Annual Meeting

Stockholder proposals for inclusion in our 2021 proxy statement pursuant to SEC Rule 14a-8 must be received by us by November 9, 2020. Notice of stockholder proposals for the 2021 annual meeting outside of SEC Rule 14a-8 must be received by us no earlier than December 24, 2020 and no later than January 23, 2021.

* * * *

v

COMPANY AND PROXY STATEMENT INFORMATION

About SVB Financial Group

For more than 35 years, SVB Financial Group (NASDAQ: SIVB) and its subsidiaries have helped innovative companies and their investors move bold ideas forward, fast. SVB Financial Group’s businesses, including Silicon Valley Bank, offer commercial, investment and private banking, asset management, private wealth management, brokerage and investment services and funds management services to companies in the technology, life science and healthcare, private equity and venture capital, and premium wine industries. Headquartered in Santa Clara, California, SVB Financial Group operates in centers of innovation around the world.

Proxy Statement

General Information

This Proxy Statement is furnished in connection with the solicitation of proxies by, and on behalf of, the Board of Directors (the “Board”) of SVB Financial Group (the “Company”) to be voted at our 2020 Annual Meeting of Stockholders and any adjournments or postponements of that meeting (the “Annual Meeting”). The Annual Meeting will be held at our offices located at 3005 Tasman Drive, Santa Clara, California 95054, on Thursday, April 23, 2020 at 4:30 p.m., Pacific Time. For directions to attend the Annual Meeting in person, please visit our website at http://www.svb.com/locations.aspx. As part of our precautions regarding the coronavirus or COVID-19, we are planning for the possibility that the meeting may be held solely by means of remote communications. If we take this step, we will announce the decision to do so in advance, and details on how to participate will be posted on our website and filed with the SEC as proxy material. The proxies may also be voted at any adjournments or postponements of the meeting.

All properly executed written proxies and all properly completed proxies submitted by telephone or internet that are delivered pursuant to this solicitation will be voted at the Annual Meeting in accordance with the directions given in the proxy, unless the proxy is revoked prior to completion of voting at the meeting.

We are first furnishing the proxy materials to stockholders on or about March 9, 2020.

Principal Executive Offices

The Company is a Delaware corporation and financial holding company for Silicon Valley Bank (the “Bank”) and its affiliates. Our principal executive offices are located at 3003 Tasman Drive, Santa Clara, California 95054, and our telephone number at that location is (408) 654-7400.

Record Date

Only stockholders of record of our Common Stock as of the close of business on February 24, 2020 (the “Record Date”) will be entitled to notice of, and to vote at, the Annual Meeting or any adjournments or postponements of the meeting. At the close of business on the Record Date, there were 51,546,816 shares of our common stock, $0.001 par value (“Common Stock”), outstanding.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting

This Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2019 are available electronically at www.svb.com/proxy. The contents of our website are not incorporated herein by reference and any reference to our website address provided throughout this Proxy Statement is intended to be an inactive textual reference only. See also “Information about Voting and Proxy Solicitation—Delivery of Proxy Materials.”

1

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

The Board of Directors Recommends a Vote “FOR” All Nominees

Director Election, Diversity, Qualifications and Other Information

Our Directors

Based on the recommendation of the Governance Committee, we are pleased to propose eleven (11) director nominees for election this year. We believe that our director nominees, individually and together as a whole, possess the requisite skills, experience and qualifications necessary to maintain an effective Board to serve the best interests of the Company and its stockholders. All nominees are incumbent directors and are deemed independent, except for our CEO.

Our directors are elected on an annual basis to hold office for a one-year term. Each director will hold office until his or her successor has been elected and qualified or until the director’s earlier death, resignation or removal.

Board Diversity

The Board recognizes that it is of utmost importance to assemble a body of directors that will represent the long-term interests of stockholders appropriately. The Governance Committee of the Board is responsible for maintaining a well-rounded board that taken together, has the diversity of skills, qualifications, experience and attributes appropriate for functioning as a board and working productively with management. The Board values candidates with different skills and experience applicable to our business, as well as diverse perspectives, opinions and backgrounds, including gender, race and ethnicity. We believe a diverse board of directors enhances the quality of decision making and overall business performance, and helps to better understand the needs of our diverse clients, employees, stockholders, business partners and other stakeholders.

While the Board does not have a formal policy governing diversity among directors, Board diversity is a key priority under the Governance Committee’s primary responsibility for nominating director candidates and overall Board refreshment.

Director Qualifications

The Governance Committee has not formally established any minimum qualifications for director candidates. However, in light of our business, the primary areas of experience, qualifications and attributes typically sought by the Governance Committee in director candidates include, but are not limited to, the following primary areas:

Client Industry – Experience with our key client industries, including technology, fintech, life science and healthcare, private equity/venture capital and premium wine, to help deepen our expertise of the innovation and other markets in which we do business.

Banking/Financial Services – Experience with the global banking or financial services industry, to help support and grow our core business.
Global – Experience working outside of the United States, or with multinational companies or international business operations, to help facilitate our global expansion.

Finance/Accounting – Experience in financial management, capital allocation, accounting, financial reporting or audit processes, to oversee our financial position and reporting, as well as to assess our strategic objectives from a financial perspective.

Leadership – Experience holding significant leadership positions, particularly as a CEO or head of a significant business, to help us drive business strategy, growth and performance.
Public Company Governance – Experience in public company governance, including corporate governance best practices and policies and managing relations with key stakeholders.
Risk Oversight/Management – Knowledge of or experience with key risk oversight or risk management functions, to help oversee the dynamic risks we face.
Regulatory/Government – Knowledge of or experience in regulated industries or governmental organizations to oversee our highly regulated business that is affected by governmental actions.

2

In addition to the areas above, the Governance Committee may consider other skills and experience relevant to the Company’s strategic growth and business needs, as it determines necessary. The Governance Committee also believes that it is important for directors to possess key attributes including:

● Strong strategic sense ● Critical and innovative thinking ● Sound business judgment ● High ethical standards and integrity ● Collegial spirit	● Ability to debate and challenge constructively ● Professionalism ● Ability to generate confidence ● Availability and commitment to serve

Majority Vote Standard

Our Bylaws provide for a majority voting standard for director elections. Under this standard, our directors will be elected by the vote of the majority of the votes cast (meaning the number of shares voted “for” a nominee must exceed the number of shares “against” such nominee) in uncontested director elections. In contested elections (where the number of nominees to serve as directors exceeds the number of directors to be elected), directors will be elected by a plurality of the votes cast (meaning the nominees with the greatest number of shares voted “for” will be elected).

Under our director resignation policy, if a director does not receive a majority vote in an uncontested election (or a plurality of the votes cast in a contested election), he or she shall promptly offer his or her resignation to the Board for consideration. The Governance Committee will act within ninety (90) days after certification of the stockholder vote to determine whether to accept the director’s resignation, and thereafter submit its recommendation to the Board for consideration at the Board’s next scheduled meeting, unless failure to act sooner would cause the Company to not comply with any applicable NASDAQ or SEC requirement, in which case the Governance Committee shall take action as promptly as practicable. Any director whose resignation is under consideration will abstain from participating in any decision or deliberation regarding that resignation. We will disclose any decision made by the Board with respect to any tendered resignation.

Nominees for Director

All proxies will be voted “for” the election of the following eleven (11) nominees, as recommended by the Governance Committee and approved for nomination for election by the Board, unless authority to vote for the election of directors (or for any particular nominee) is withheld. If any of the nominees unexpectedly declines or becomes unable to act as a director, the proxies may be voted for a substitute nominee designated by the Board. As of the date of this Proxy Statement, the Board has no reason to believe that any nominee will become unavailable and has no present intention to nominate persons in addition to, or in lieu of, those listed below. Our directors serve until the next annual meeting of stockholders and until their successors are duly elected and qualified, or until their earlier death, resignation or removal.

As previously announced, Ms. Kimberly A. Jabal, our current director, has decided not to stand for re-election due to her need to devote more time to her personal and other professional commitments. We thank Ms. Jabal for her dedicated service and contributions to the Company during her tenure as our Board member. In light of Ms. Jabal’s decision, the Governance Committee is currently identifying potential director candidates to join the Board and if a suitable candidate is found, the Board may appoint a new director in the near term.

Pursuant to our amended Bylaws as described above, election of directors at the Annual Meeting is subject to a majority vote standard. This means that the eleven (11) nominees who receive a majority of the votes cast will be elected.

Our Board of Directors recommends that stockholders vote “FOR” all director nominees.

3

Biographies of Director Nominees

The biographies of each of our director nominees are set forth below:

GREG W. BECKER

DIRECTOR SINCE 2011

Mr. Becker, age 52, was appointed the President and Chief Executive Officer of the Company in April 2011. He first joined us in 1993 as part of the Northern California Technology Division and since then has served in a number of executive and senior management roles, including Division Manager of Venture Capital (1999-2002), Chief Banking Officer (2002-2003), Chief Operating Officer (2003-2008) and President of the Bank (2008-2017).

Committees: N/A Independent: No

BUSINESS EXPERIENCE

Current Private Directorships/Other Positions:

-  Federal Reserve Bank of San Francisco (Class A Director since 2019)

-  Silicon Valley Leadership Group, a non-profit organization with an emphasis on issues of importance to employers, employees and residents of Silicon Valley (Member since 2011; Chairman 2015-2017)

-  Executive Council, TechNet (Member since 2016; Chair since 2019)

-  Alliance for Southern California Innovation (Advisory Council Member, since 2017)

Prior Directorships:

-  Bay Area Council, a public policy advocacy organization (2011-2015)

Other Prior Experience:

-  Member, U.S. Department of Commerce’s Digital Economy Board of Advisors (2016-2017)

-  President, Board of Trustees, Silicon Valley/Monterey Bay Area Chapter of the Leukemia & Lymphoma Society (2004- 2011)

Education:

-  Bachelor’s degree in Business from Indiana University

REASONS FOR NOMINATION

-  Currently serves as our CEO and has held a variety of prior leadership roles within the Company during his 27-year tenure

-  Deep understanding of the Company and business

-  Strong leadership and demonstrated execution

-  Career-long experience in the banking industry and innovation economy, working extensively with public and private technology, life science and healthcare, venture capital/private equity clients

4

ERIC A. BENHAMOU

DIRECTOR SINCE 2005

Mr. Benhamou, age 64, is Chairman and Chief Executive Officer of Benhamou Global Ventures, LLC, which he founded in 2003. Benhamou Global Ventures invests and plays an active role in innovative high-tech firms throughout the world. Mr. Benhamou also sits on various public and private technology company boards, and serves various educational and philanthropic organizations.

Committees: Governance, Chair Finance Risk Independent: Yes

BUSINESS EXPERIENCE

Current Public Directorships:

-  Finjan Holdings, Inc., a global provider of proactive web security solutions (since 2006)

-  Grid Dynamics Holdings, Inc., an enterprise-level digital transformation company (since 2020)

Current Private Directorships:

-  Totango, a customer success and data platform (Chairman since 2016)

-  Ayehu, a developer of IT process automation products (Chairman since 2015)

-  Secret Double Octopus Ltd., a multi-factor authentication technology company (since 2017)

-  6D Bytes, Inc., a robotics-driven food company (since 2017)

-  Virtana Instruments Corporation, an infrastructure performance analytics company (since 2016)

-  Hyundai Motor Company, an automotive manufacturer (Advisory Board Member since 2018)

-  Israel Venture Network, a philanthropic organization for a stronger Israeli society (Chairman since 2000)

Prior Directorships:

-  ChaSerg Technology Acquisition Corp, a technology-focused special purpose acquisition company (2018-2020)

-  Grid Dynamics, a provider of commerce technology solutions for retailers (2015-2020)

-  Cypress Semiconductor Corporation, a semiconductor company (Chairman, 1993-2017)

-  Qubell, a private application deployment and configuration management platform (acquired) (2014-2015)

-  ConteXtream, a private carrier equipment vendor for intellectual property based media services (acquired) (2007-2015)

-  Other prior private directorships include: Atrica Inc. (acquired by Nokia Siemens Networks in 2008); GO Networks Inc., WisdomArk, Inc.; Load DynamiX (acquired); PureWave Networks, Inc.; RealNetworks, Inc.; Voltaire Ltd., Dasient, Inc.; 3Com Corporation (acquired by HP, Inc.) (various dates from 1999-2014)

Other Prior Experience:

-  Executive committee member, Stanford University School of Engineering (1996-2015)

-  Visiting professor, IDC Business School (2001-2015)

-  Executive committee member, Ben Gurion University of Negev (2000-2013)

-  Visiting professor, INSEAD Business School (2003-2012)

-  Executive committee member, Computer Science & Telecommunications Board (CSTB) (2003-2008)

-  Interim Chief Executive Officer of Palm, Inc. (2001-2003)

-  Chief Executive Officer, 3Com Corporation (1990-2000), and other management positions

-  Executive committee member, TechNet (2005)

-  Member, US-Israel Science and Technology Commission (2003)

-  Co-founder and Vice President of Engineering, Bridge Communications (1981-1987)

Education:

-  Engineering degree from l’École Nationale Supérieure d’Arts et Métiers in Paris, France

-  Master’s degree in Science from the School of Engineering at Stanford University

-  Several honorary doctorates

REASONS FOR NOMINATION

-  In-depth experience with both public and private technology companies as part of management and/or as a director and venture capital investor

-  Active in the venture capital industry through his current role as Chairman and CEO of Benhamou Global Ventures

-  Strategic and operational experience in the global markets, particularly in Europe and Israel

-  Held a variety of key executive leadership positions, including Chairman/CEO roles at 3Com Corporation and Palm, Inc.

5

JOHN S. CLENDENING

DIRECTOR SINCE 2017

Mr. Clendening, age 57, is the former President and CEO of Blucora, Inc., a provider of online financial services, a position that he held from 2016 to 2019. Mr. Clendening previously served in various executive management roles at the Charles Schwab Corporation (“Charles Schwab”) from 2004 to 2015, most recently as Executive Vice President and Co-Head, Retail Business.

Committees: Compensation Credit Independent: Yes

BUSINESS EXPERIENCE

Prior Directorships:

-  Blucora, Inc., a provider of multi-channel financial and tax preparation services (2016-2019)

-  Betterment Holdings, Inc., an online investment services company (2016-2017)

Other Prior Experience:

-  Executive Vice President, Charles Schwab, a financial services and banking company (2004-2015)

-  President and Founder, Restaurant Business Services, eMac Digital (2001-2004)

-  Senior Vice President, Web, Marketing and Technology, Living.com (2000-2000)

-  Chief Marketing Officer and Senior Vice President, Consumer Banking Group, First Union Corporation (1998-2000)

-  Various management positions at The Coca-Cola Company, Frito-Lay, SEARS Specialty Merchandising Group and Booz-Allen & Hamilton, Inc.

Education:

-  Bachelor’s degree in Economics from Northwestern University

-  Master’s degree in Business Administration from Harvard University

REASONS FOR NOMINATION

-  Extensive experience at financial and investment services companies, including Blucora, Inc., Charles Schwab and Betterment Holdings, Inc.

-  Leadership experience from his prior roles as President and CEO of Blucora, Inc. and other executive management roles at Charles Schwab

6

ROGER F. DUNBAR

DIRECTOR SINCE 2004

Mr. Dunbar, age 74, is our current Chairman of the Board of Directors, and subject to his election, he is expected to continue to serve as our Board Chairman during the 2020-2021 director term. Mr. Dunbar retired from Ernst & Young LLP (“Ernst & Young”), a multinational professional services firm, in 2004, where he served in a variety of positions since 1974, including key leadership positions.

Committees: Risk, Chair Audit Finance Governance Independent: Yes

BUSINESS EXPERIENCE

Prior Experience with Ernst & Young:

-  Global Vice Chairman, Strategic Growth Markets and Venture Capital (2000-2004)

-  Member, Global Practice Council, London, United Kingdom (2000-2004)

-  Member, Global Management Committee, London, United Kingdom (2000-2004)

-  Member, US Area Managing Partners Leadership Group (1992-2000)

-  Other key positions, including Client Service Partner, Partner-in-Charge and Area Managing Partner, Silicon Valley and the Pacific Northwest Area (1974-2000), and Instructor for the National Education Program

Prior Directorships:

-  Desert Mountain Club, Inc. (2010-2015)

-  Desert Mountain Property, Inc. (2009-2010)

Other Prior Experience:

-  Instructor, Santa Clara University’s Graduate School of Business

-  Advisory Boards, Santa Clara University and Cal Poly San Luis Obispo

-  Member, Joint Venture Silicon Valley’s 21st Century Education Board

-  U.S. Naval Officer (1967-1980)

Education:

-  Bachelor’s degree in Business from San Francisco State University

-  Master’s degree in Business Administration from Santa Clara University

-  Certified public accountant, inactive, and a member of the AICPA

REASONS FOR NOMINATION

-  Career-long domestic and international capital markets, finance, accounting and audit experience with Ernst & Young

-  Deep experience working with both public and private companies and venture capital firms through Ernst & Young, as well as in the global markets, particularly in the United Kingdom, Israel and Malaysia

-  Held a variety of key executive leadership positions, including Global Vice Chairman of Ernst & Young

7

JOEL P. FRIEDMAN

DIRECTOR SINCE 2004

Mr. Friedman, age 72, retired from Accenture PLC (“Accenture”), a public company global management-consulting firm, in 2005, where he held the position of President of the Business Process Outsourcing organization. Over the course of his 34-year career with Accenture, Mr. Friedman held a variety of senior leadership roles.

Committees: Finance, Chair Governance Risk Independent: Yes

BUSINESS EXPERIENCE

Current Private Directorships/Other Positions:

-  Stanford Institute for Economic Policy Research (Advisory Director since 2019)

-  Currency Capital, an equipment financing, lending and technology investment company (Advisory Director since 2018)

-  Community Gatepath, a non-profit organization (Director, 1991-2012; Advisory Director since 2013)

-  Financial Advisory Committee, Town of Hillsborough, CA (Member since 2018)

Prior Directorships:

-  FTV Capital (formerly Financial Technology Ventures) (Advisory Director, 2005-2018)

-  Neustar, Inc., a provider of essential clearinghouse services to the communications industry (2006-2017) (acquired)

-  Other prior directorships include: EXL Services (Advisory Director, 2008-2011); Endeca Technologies, Inc. (2006-2011); Junior Achievement of Northern California (2006-2011); Accenture (2001-2005); Seisint, Inc.; Calico Commerce, Inc.; Rivio Inc.; and The Brain Technologies

Other Prior Experience:

-  Various roles within Accenture: President of the Business Process Outsourcing organization; Managing Partner, Banking and Capital Markets; Managing General Partner, Accenture Technology Ventures; and Founder, Accenture strategy consulting practice

-  Dean’s Advisory Council for Stanford Graduate School of Business (1998-2004)

Education:

-  Bachelor’s degree in Economics from Yale University

-  Master’s degree in Business Administration from Stanford University

REASONS FOR NOMINATION

-  Extensive experience working within the banking and venture capital industries through Accenture

-  Career-long experience with corporate finance and capital markets

-  Held a variety of key executive leadership positions, including President of the Business Process Outsourcing organization at Accenture

-  Broad experience with current and prior directorships at various companies and organizations

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JEFFREY N. MAGGIONCALDA

DIRECTOR SINCE 2012

Mr. Maggioncalda, age 51, is currently the Chief Executive Officer of Coursera, Inc. (“Coursera”), an online education company. He previously served as the founding Chief Executive Officer of Financial Engines, Inc. (“Financial Engines”), an independent investment advisory firm, since its inception in 1996 until 2014. He also served as a director of Financial Engines from 2011 to 2014. Subsequent to his tenure at Financial Engines, Mr. Maggioncalda served as a senior advisor to McKinsey & Company, a global management-consulting firm.

Committees: Credit Compensation Independent: Yes

BUSINESS EXPERIENCE

Prior Directorships:

-  Financial Engines, an independent investment advisory firm (2011-2014)

-  Affinity Circles, a social networking developer

Other Prior Experience:

-  Senior Adviser, McKinsey & Co., a strategy consulting firm (2017)

-  Chief Executive Officer, Financial Engines (1996-2014)

-  Summer Associate, McKinsey & Co., a strategy consulting firm (1995)

-  Associate, Cornerstone Research, an economic and financial consulting firm (1991-1994)

Education:

-  Bachelor’s degree in Economics and English from Stanford University

-  Master’s degree in Business Administration from Stanford University

REASONS FOR NOMINATION

-  Extensive experience in the investment advisory and financial services industries

-  Held various key executive leadership positions, including current and prior CEO roles at Coursera and Financial Engines

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KAY MATTHEWS

DIRECTOR SINCE 2019

Ms. Matthews, age 61, retired from Ernst & Young, a multinational professional services firm, in 2019, where she served as Vice Chair of the Americas Executive Board, a member of the Global Practice Group and the Managing Partner of the West Region. During her 36-year career at Ernst & Young, she held a variety of key leadership positions.

Committees: Audit Independent: Yes

BUSINESS EXPERIENCE

Current Public Directorships:

-  Main Street Capital Corporation, an investment firm focused on lower middle market and middle market companies (since 2020)

-  Coherent Inc., a provider of laser-based technologies (since 2019)

Prior Experience with Ernst & Young:

-  Vice Chair, Americas Executive Board (2008-2019)

-  Member, Global Practice Group (2008-2019)

-  Member, U.S. Partner/Principal Matters Committee (2008-2019)

-  Managing Partner, West Region (2008-2019)

-  Senior Advisory Partner for key clients in the technology and transportation sectors (2008-2019)

-  Americas Assurance and Advisory Chief Operating Officer and Managing Partner (2005-2008)

-  Other key positions, including Audit Partner, Austin, Texas Office Managing Partner and Gulf Coast Region Assurance and Advisory Managing Partner (1983-2005)

Other Prior Experience:

-  Staff Auditor at KPMG LLP, a multinational professional services network

Education:

-  Bachelor’s degree in Accounting from Texas Tech University

-  Certified public accountant

REASONS FOR NOMINATION

-  Extensive experience working with technology companies and venture capital and private equity firms through Ernst & Young

-  Career-long experience with finance, accounting and auditing as an independent auditor

-  Held a variety of key executive leadership positions, including Vice Chair at Ernst & Young

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MARY J. MILLER

DIRECTOR SINCE 2015

Ms. Miller, age 64, is the former Under Secretary for Domestic Finance for the U.S. Department of the Treasury (“U.S. Treasury”), a position that she held following her confirmation by the U.S. Senate from March 2012 until September 2014. Ms. Miller also served as Assistant Secretary of the Treasury for Financial Markets following her confirmation by the U.S. Senate in February 2010 until March 2012. Prior to joining the U.S. Treasury, Ms. Miller held various positions with T. Rowe Price Group, Inc. from 1983 to 2009.

Committees: Audit, Chair Finance Risk Independent: Yes

BUSINESS EXPERIENCE

Current Private Directorships/Other Experience

-  The Jeffrey Company, an investment company (Director since 2016)

-  Cornell University, a higher education institution (Trustee since 2015)

-  The Urban Institute, a non-profit research organization (Trustee since 2014)

-  Baltimore Neighborhood Impact Investment Fund, a non-profit organization (Director since 2018)

-  Baltimore Business Lending Advisory Board (Director since 2019)

-  Johns Hopkins University Technology Ventures, IDEA Advisory Board (Director since 2018)

-  Johns Hopkins University 21st Century Cities Initiative (Senior Fellow since 2017)

Other Prior Experience:

-  Director, ICE Benchmark Administration, a unit of the Intercontinental Exchange (2014-2018)

-  Director, Fixed Income Division, T. Rowe Price Group, Inc., a global investment management firm (2004-2009)

-  Various investment management positions with T. Rowe Price Group (1983-2004)

Education:

-  Bachelor’s degree in Government from Cornell University

-  Master’s degree in City and Regional Planning, University of North Carolina at Chapel Hill

-  Chartered Financial Analyst (CFA)

REASONS FOR NOMINATION

-  Distinguished government and finance experience, serving in key positions within the U.S. Treasury

-  In-depth experience in financial markets and the investment advisory industry

-  Held key leadership positions within the U.S. Treasury and T. Rowe Price Group

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KATE D. MITCHELL

DIRECTOR SINCE 2010

Ms. Mitchell, age 61, is a Partner and Co-Founder of Scale Venture Partners (“Scale Venture”), a venture capital firm that invests in enterprise software companies, and is instrumental in building the firm’s team and strategic direction. Prior to founding Scale Venture in 1996, Ms. Mitchell held a variety of senior management positions with Bank of America.

Committees: Credit, Chair Governance Risk Independent: Yes

BUSINESS EXPERIENCE

Current Public Directorships:

-  Fortive Corporation, a worldwide provider of professional instrumentation and industrial technologies (since 2016)

Current Private Directorships/Other Experience:

-  Private Equity Women Investor Network, a forum for senior women in private equity (Member and Co-Chair since 2010)

-  National Venture Capital Association (“NVCA”) Inclusion and Diversity Task Force (now “Venture Forward”), a forum to increase opportunities for women and minorities in venture capital and entrepreneurship (Founding Co-Chair and Member, 2014-2019; Director since 2019)

-  Silicon Valley Community Foundation, a non-profit organization (Director since 2016)

-  Kauffman Fellows (Mentor since 2016)

-  Institutional Limited Partners Association, GP Advisory Council, a trade association for private equity limited partners (Member since 2016)

-  Meals on Wheels San Francisco (Director since 2019)

-  Tuck School of Business, Dartmouth College (Advisory Director since 2018)

Prior Directorships:

-  NVCA, a trade association focused on regulatory and economic policy impacting the venture industry and the companies that are funded by venture capital (2007-2011 and 2014-2016)

-  PeopleMatter (PMW Technologies, Inc.), a provider of human resource management solutions (2014-2016)

-  mBlox, Inc., a mobile transaction network provider (acquired by CLX Communications) (2010 - 2016)

-  New Century Hospice, a provider of hospice services for patients, families and healthcare providers (2014-2015)

-  Other prior directorships include: Songbird Medical (1998-2005); Acusphere, Inc. (1999-2005); Tonic Software, Inc. (2000- 2005); and Pavilion Technologies, Inc. (2004-2007); Jaspersoft, Inc. (2009-2014); Friends of the San Francisco Public Library (2007-2010); Wavport, Inc. (2000-2008)

Other Prior Experience:

-  Silicon Valley Bank Venture Capital Advisory Board (2008-2013)

-  Various senior management positions in finance and technology (including Senior Vice President), Bank of America

-  Various finance and lending positions at Bank of California (now Union Bank of California)

Education:

-  Bachelor’s degree in Political Science from Stanford University

-  Master’s degree in Business Administration from Golden Gate University

REASONS FOR NOMINATION

-  Deep experience and knowledge of the venture capital industry and innovation companies (as a venture capital investor and/or director), as well as the positions held at Scale Venture, including co-founder and managing partner

-  Broad experience in the banking industry through prior positions at Bank of America and Bank of California

-  Extensive finance and asset/liability management experience at Bank of America and Bank of California

-  Held a variety of leadership positions at Scale Venture and Bank of America

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JOHN F. ROBINSON

DIRECTOR SINCE 2010

Mr. Robinson, age 73, is a former Executive Vice President, Corporate Risk Management of Washington Mutual Bank, a financial lending institution. Prior to his position with Washington Mutual, Mr. Robinson served with the Office of the Comptroller of the Currency as a Deputy Comptroller.

Committees: Audit Compensation Credit Risk Independent: Yes

BUSINESS EXPERIENCE

Prior Directorships:

-  Federal Home Loan Bank of San Francisco (2004-2005; 2007-2008; and 2011-2018)

-  Vogogo, Inc., a Canadian based provider of verification tools for risk management and payment processing (2015-2016)

-  Operation HOPE, a non-profit organization focusing on economic improvements for poverty-stricken people in America (2004-2013)

Other Prior Experience:

-  National Outdoor Leadership School Advisory Committee (2007-2016)

-  Executive Vice President, Corporate Risk Management, Washington Mutual Bank, a financial lending institution (2002-2008)

-  Deputy Comptroller, Office of the Comptroller of the Currency (1997-2002)

-  Regional Director, U.S. Office of Thrift Supervision (1993-1997)

Education:

-  Bachelor’s degree in Business Administration from Washington University in St. Louis

-  Master’s degree in Business Administration from Harvard University

-  Chartered Financial Analyst (CFA)

REASONS FOR NOMINATION

-  Extensive experience within the banking industry, including his roles at Washington Mutual Bank and various regulatory and governmental agencies

-  Deep risk management experience through risk leadership positions held at Washington Mutual Bank

-  Broad regulatory experience through his various roles at the Office of the Comptroller of the Currency and U.S. Office of Thrift Supervision

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GAREN K. STAGLIN

DIRECTOR SINCE 2011

Mr. Staglin, age 75, is the founder and proprietor of Staglin Family Vineyard, founded in 1985 in the Rutherford region of Napa Valley. Over the past 40 years, Mr. Staglin has also held a variety of positions in the financial services and insurance industries.

Committees: Compensation, Chair Governance Risk Independent: Yes

BUSINESS EXPERIENCE

Current Public Directorships:

-  Chairman, ExlService Holdings, Inc., a provider of outsourcing services to global companies (since 2005)

Current Private Directorships/Other Experience:

-  FTV Capital (formerly Financial Technology Ventures) (Senior Advisor and Advisory Director, since 2004)

-  Profit Velocity Solutions, a manufacturing analytics firm (Vice Chairman since 2007)

-  One Mind, a non-profit organization devoted to accelerating cures and treatments for all brain disorders (Founder and Co- Chairman since 1995)

Prior Directorships:

-  Nvoicepay, Inc., an electronic payment services provider (Chairman, 2010-2019)

-  Specialized Bicycle, a manufacturer of cycling equipment (Advisory Director, 1995-2014)

-  Free Run Technologies, an internet and technology services company (Chairman, 2003-2014)

-  Bottomline Technologies, a provider of payment and invoice automation software and services (2007-2012)

-  Blaze Mobile, a mobile payments company (Advisory Board Member, 2006-2011)

-  Solera Holdings, Inc., a public automotive insurance software service provider (2005-2011)

-  Global Document Solutions, a private document processing outsourcing company (2005-2010)

-  Other prior directorships include: First Data Corporation (1992-2003); Quick Response Services (1991-2001); CyberCash, Inc. (1996-2000); Chairman, Safelite Auto Glass (1993-1999)

Other Prior Experience:

-  Founder and President, Bring Change 2 Mind, an organization devoted to removing the stigma associated with mental illness (2009-2014)

Education:

-  Bachelor’s degree in Engineering-Electrical and Nuclear from the University of California, Los Angeles

-  Master’s degree in Business Administration, Finance and Systems Analysis from Stanford University

REASONS FOR NOMINATION

-  Extensive experience working within transaction/payment processing industries

-  Extensive experience working within the premium wine and transaction/payment process industries, as well as experience working with innovation companies as a director

-  Held a variety of leadership roles, including board positions, as well as other founder and president roles with various non-profit organizations

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CORPORATE GOVERNANCE AND BOARD MATTERS

Corporate Governance

We are committed to having sound corporate governance practices, as governed by our organizational documents, as well as our Corporate Governance Guidelines and other applicable policies. Our practices are important to how we manage our business and to maintain our integrity in the marketplace. In setting our practices, we balance our corporate and stockholder interests, as well as applicable market practices and trends.

Our Corporate Governance Guidelines set forth a framework for our Company with respect to specific corporate governance practices. The guidelines are reviewed at least annually by the Governance Committee, as well as amended from time to time to continue evolving our practices. A copy of our guidelines is available at www.svb.com under “About Us—Investor Relations—Corporate Governance.”

Board Independence and Leadership

The Board has determined that, with the exception of Mr. Becker, our President and CEO, all of our current directors are “independent” within the meaning of the director independence standards set by The NASDAQ Stock Market LLC (“NASDAQ”) and the Securities Exchange Commission (the “SEC”).

Separate Chairperson and CEO Roles

The Board has determined that it is in the best interests of the Company to continue to maintain the Board chairperson and CEO positions separately. We continue to believe that having an outside, independent director serve as chairperson is the most appropriate leadership structure for the Board, as it enhances the Board’s independent oversight of management and strategic planning, reinforces the Board’s ability to exercise its independent judgment to represent stockholder interests and strengthens the objectivity and integrity of the Board. Moreover, we believe an independent chairperson can more effectively lead the Board in objectively evaluating the performance of management, including the CEO, and guide the Board through appropriate governance processes. The Board may modify the structure as it deems appropriate given the specific circumstances then facing the Company.

The Board has determined that Mr. Dunbar, our current Chairman of the Board, is independent within the meaning of the director independence standards described above. Subject to his election, Mr. Dunbar is expected to serve as the Board’s Chairman for the 2020-2021 director term.

Executive Sessions

The Company’s independent directors meet in regularly scheduled executive sessions at which only independent directors are present.

Board Oversight of Strategy

The Board is actively engaged in overseeing the Company’s strategy. Each year, the Board conducts an annual in-depth, multi-day session to discuss our strategic and growth plans and review our overall business. Discussion topics may include the Company’s vision, mission, and values; new or expanded lines of business; clients and market share; global expansion; financial outlook; competition; industry trends; market share; new products and services; talent management; and regulatory environment. Discussions about the Company’s strategy and execution are also held during the Board’s regular meetings. Additionally, the Board reviews the Company’s annual corporate strategic priorities.

Board Risk Oversight and Risk Committee

Oversight of the Company’s risk management is one of the Board’s key priorities and is carried out by the Board as a whole, as well as by each of its various committees. The committees routinely report back to the Board about key risk-related matters.

The Risk Committee of the Board focuses primarily on the Company’s risk management. The Risk Committee has primary oversight responsibility of the Company’s enterprise-wide risk management framework, including the oversight of risk management policies, and the monitoring of the Company’s risk profile. To allow cross-committee coordination of risk management, the Risk Committee includes the chairpersons of each of the Board and the Audit, Compensation, Credit, Finance and Governance Committees. The Chief Risk Officer of the Company reports to both the Risk Committee and the Chief Executive Officer.

Each of the other Board committees is engaged in overseeing the Company’s risks as they relate to that committee’s respective areas of oversight. For example, the Audit Committee regularly oversees our risks relating to our accounting and financial reporting, as well as legal and operations (including information technology, cybersecurity and other security-related risks). The Compensation Committee engages in periodic risk assessments to review and evaluate risks in relation to our compensation programs. The

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Finance Committee actively oversees our capital and liquidity management and the associated risks (whether as an ongoing matter or as it relates specifically to a transaction, such as an equity or debt securities offering). Our Governance Committee oversees our compliance functions and routinely reviews our compliance risks. Finally, the Credit Committee routinely oversees our management of credit risks. Each committee chairperson regularly reports to both the Risk Committee and the full Board on its risk oversight activities. In addition, the Board routinely engages in discussions with management about the Company’s risk profile.

Risk Appetite Statement

The Board oversees, and approves on at least an annual basis, the Company’s Risk Appetite Statement, which sets forth the tolerance levels with respect to the amount and types of key risks underlying the Company’s business. The Risk Committee is responsible for recommending changes to the Risk Appetite Statement for approval by the Board, as well as overseeing the Company’s compliance with the statement. Our other Board committees also share responsibility for the Risk Appetite Statement by overseeing and approving applicable risk metrics, including risk limits and thresholds, for each of their relevant areas of responsibility.

Annual Board Evaluations

The Governance Committee of the Board, in coordination with the full Board, conducts a periodic evaluation of the Board’s performance and effectiveness, either the Board as a whole and/or on an individual director basis. The Governance Committee develops and implements a process for such evaluation and review, which may involve outside consultants or advisers and may include a review of how certain attributes affect Board effectiveness, such as Board size, meeting frequency, quality and timing of information provided to the Board, director communication, director education, director skills and qualifications, director independence and Board strategy sessions. The results of the evaluation are discussed by the Board. The Governance Committee also leads an evaluation of the performance and effectiveness of each of the Board’s committees. All Board and committee evaluations are typically conducted on an annual basis. See “Board Committees—Committee Governance.”

Oversight of CEO and Executives

Annual CEO Performance Evaluations

The independent members of the Board evaluate the performance of our CEO on an annual basis. Each year, the Governance Committee approves a process to solicit feedback from each individual non-CEO director. Our Chairman of the Board, together with the chairpersons of the Governance and Compensation Committees, then lead discussions with the Board (without the CEO present) to evaluate the CEO’s performance, both generally as well as against predetermined annual goals. The results of such performance serve as the basis for determining and approving the annual compensation for the CEO.

CEO and Executive Succession Planning

As a matter of sound governance, the Board, as a whole or from time to time through a special committee, reviews and discusses the Company’s contingency or long-term plans for CEO and executive succession. These efforts involve seeking input from our current CEO and our Chief Human Resources Officer, as well as external advisors, to the extent the Board deems appropriate. Succession plans are generally reviewed and discussed by the Board on at least an annual basis.

Director Matters

Outside Directorships

We encourage all directors to carefully consider the number of other company boards of directors on which they serve, taking into account the time required for board attendance, conflicts of interests, participation, and effectiveness on these boards. Directors are asked to report all directorships, including advisory positions, accepted, as well as to notify the Governance Committee in advance of accepting any invitation to serve on another public company board.

Director Education and Orientation

The Board believes that ongoing director education is important for maintaining a current and effective Board. Accordingly, the Board encourages directors to be continually educated on matters pertinent to their respective service on the Board. It is the Board’s view that continuing education may be achieved in various ways as appropriate for each individual director, including, among other things, participation in formal education programs, conferences or seminars (the reasonable expenses of which are reimbursable by the Company) or through independent study or outside reading. In addition, from time to time, management may also bring education opportunities to the Board through management presentations, additional education materials or outside speakers.

New directors joining the Board also participate in a director orientation program, which involves a variety of informational sessions about our business, strategy and governance with Board members and members of executive and senior management. New directors typically join at least one Board committee upon joining the Board and are also invited to participate as a guest director at the meetings of the other Board committees.

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Meeting Attendance

Board and Committee Meetings; Annual Meeting of Stockholders

The Board and its standing committees held a total of sixty-four (64) meetings during 2019. The Board itself held eight (8) meetings during the year, including a two-day annual session focused on strategic planning. Each director attended in person or via teleconference 75% or more of the total number of meetings of the Board and the committees on which he or she served during 2019.

Total Meetings - 64
Board	8	Finance Committee	16
Audit Committee	15	Governance Committee	6
Compensation Committee	7	Risk Committee	5
Credit Committee	7

It is the Board’s policy that each director employs his or her best efforts to attend our annual stockholder meetings. Ten (10) of our incumbent Board members attended our 2019 Annual Meeting of Stockholders.

Board Refreshment; Consideration of Director Nominees

Board Refreshment; Selection and Evaluation of Candidates

The Governance Committee, in coordination with the full Board, primarily oversees the refreshment of Board membership and selection and evaluation of potential candidates. Board succession planning takes into account the importance of balancing the appropriate representation of experience and skills on the Board, with the benefits of Board refreshment. Identification of possible director candidates that possess the appropriate skills and qualifications and the desire to serve on a financial services public company board, as well as complement our existing Board, can be a lengthy process. As such and as an ongoing matter, the Governance Committee discusses recruiting strategies and actively considers potential director candidates, whether or not there is an immediate vacancy on the Board to fill. It may from time to time use reputable outside recruiters to assist with identifying and evaluating potential candidates. The Governance Committee also regularly reports to, and discusses its director recruitment efforts and refreshment planning with, the full Board. For 2019 in particular, long-term director succession planning was one of the Governance Committee’s top priorities, focusing on assessing the Board’s collective skills and future needs, as well as identifying and evaluating prospective director candidates.

Stockholder Nominees and Proxy Access

The Governance Committee considers director candidates it identifies, but will also consider Board nominees proposed by stockholders. The Governance Committee has no formal policy with regard to stockholder nominees and considers all nominees on their merits, as discussed below. Any stockholder nominations proposed for consideration by the Governance Committee should include the nominee’s name and qualifications for Board membership, and should be addressed to: SVB Financial Group, 3003 Tasman Drive, Santa Clara, California 95054, Attn: Corporate Secretary, Facsimile: (408) 969-6500.

In addition, our Bylaws permit stockholders to nominate directors for consideration at an annual stockholder meeting, provided such stockholders and the nominees satisfy the requirements specified in our Bylaws. Our Bylaws permit eligible stockholders with a significant long-term interest in the Company to include their own director nominees in our annual proxy materials. Under the proxy access bylaw, a stockholder, or a group of up to twenty stockholders, owning three percent or more of the Company’s outstanding Common Stock continuously for at least three years, may nominate and include in our annual proxy director nominees constituting the greater of two nominees and twenty percent of the Board, so long as the stockholder(s) and the nominee(s) satisfy the requirements specified in our Bylaws. For a description of the process for nominating directors in accordance with the Bylaws, including proxy access, please see “Stockholder Proposals and Director Nominations” below.

Communications with the Board

Individuals who wish to communicate with our Board may do so by sending an e-mail to our Board at bod@svb.com. Any communications intended for non-management directors should be sent to the e-mail address above to the attention of the Board Chairman. Board-related communications are reviewed by the Chairman of the Board and shared with the full Board as appropriate.

Code of Conduct

In September 2019, we merged our Code of Ethics for the Principal Executive Officer and Senior Financial Officers with our Code of Conduct which applies to all of our directors, executive officers and U.S. employees, including our senior financial officers. A copy of the Code of Conduct is available on our website at www.svb.com under “About Us—Investor Relations—Corporate Governance,” or can be obtained without charge by any person requesting it. To request a copy of our Code of Conduct, please contact: Corporate Secretary, SVB Financial Group, 3003 Tasman Drive, Santa Clara, California 95054, or by telephone (408) 654-7400. We intend to disclose any waivers from our Code of Conduct granted to our directors, executive officers or senior financial officers, and any substantive changes to our Code of Conduct by posting such information on our website. No such waivers or substantive changes were made during fiscal year 2019.

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BOARD COMMITTEES

We believe our Board has created a sound committee structure designed to help the Board carry out its responsibilities in an effective and efficient manner. While the Board may form from time to time ad hoc or other special purpose committees, there are six (6) core standing Board committees: Audit, Compensation, Credit, Finance, Governance and Risk.

Committee Chairpersons/Membership, Responsibilities and Meetings

All chairpersons of our six standing committees are independent and appointed annually by the Board of Directors. Each chairperson presides over committee meetings; oversees meeting agendas; serves as liaison between the committee members and the Board, as well as between committee members and management; and works actively and closely with executive and senior management on all committee matters, as appropriate.

Each committee meets regularly, at least on a quarterly basis. The committees, typically through their committee chairpersons, routinely report their actions to, and discuss their recommendations with, the full Board. In addition, certain committees periodically hold extended meetings dedicated to discussing key strategic matters or other business items that are relevant or subject to the committee’s oversight responsibilities on a more in-depth basis.

The names of the current members (chairpersons’ names in bold) and highlights of some of the key oversight responsibilities of the Board Committees are set forth below:

Audit Committee – Mary Miller, Roger Dunbar, Kimberly Jabal, Kay Matthews and John Robinson

●	Quality and integrity of our financial statements, including internal controls over financial reporting.

●	Independent auditor of the Company, including its qualification, independence, engagement, compensation and performance.

●	Internal audit function of the Company, as well as other key areas including information technology, security (including cybersecurity), litigation and regulatory enforcement matters.

Compensation Committee – Garen Staglin, John Clendening, Jeff Maggioncalda and John Robinson

●	Overall compensation strategies, plans, policies and programs.

●	Executive and director compensation approval.

●	Compensation risk management, including annual compensation-related risk assessments.

Credit Committee – Kate Mitchell, John Clendening, Jeff Maggioncalda and John Robinson

●	Credit and lending strategies, objectives and risks, primarily of the Bank.

●	Credit risk management, including reviewing internal credit policies and establishing portfolio limits.

●	Quality and performance of the credit portfolio.

Finance Committee – Joel Friedman, Eric Benhamou, Roger Dunbar and Mary Miller

●	Financial strategies, objectives and risks relating to capital and liquidity management, investments, derivative activities, and funds management.

●	Annual budget of the Company, and recommendation to the Board for approval.

●	Compliance with certain applicable financial regulatory requirements, including capital adequacy/planning.

●	Material corporate development matters that may result in a significant financial impact.

Governance Committee – Eric Benhamou, Roger Dunbar, Joel Friedman, Kate Mitchell and Garen Staglin

●	Corporate governance practices, including our Corporate Governance Guidelines.

●	Annual performance evaluation processes of our Board and its committees and the CEO.

●	Identification and nomination of director candidates.

●	Regulatory compliance function of the Company, including financial crimes risk management.

●	Environmental, social, governance and political (“ESGP”) practices of the Company.

Risk Committee – Roger Dunbar, Eric Benhamou, Joel Friedman, Kate Mitchell, Mary Miller, John Robinson and Garen Staglin

●	Enterprise-wide risk management policies of the Company.

●	Operation of our enterprise-wide risk management framework.

●	Risk Appetite Statement of the Company, including recommendations to the Board regarding any changes.

●	Overall risk profile of the Company.

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Committee Independence and Audit Committee Financial Experts

The Board has determined that each of the current members of the Audit Committee, Compensation Committee, Credit Committee, Governance Committee and Risk Committee are “independent” within the meaning of applicable SEC rules, NASDAQ director independence standards and other regulatory requirements, to the extent applicable.

In addition, the Board has determined that each of Mr. Dunbar, Ms. Jabal, Ms. Matthews and Mr. Robinson are “audit committee financial experts,” as defined under SEC rules, and possess “financial sophistication” as defined under the rules of NASDAQ.

Committee Governance

Committee Charters

Each committee is governed by a charter that is approved by the Board, which sets forth each committee’s purpose and responsibilities. The Board reviews the committees’ charters, and each committee reviews its own charter, on at least an annual basis, to assess the charters’ content and sufficiency, with final approval of any proposed changes required by the full Board. The charters of each committee are available on our website, www.svb.com under “About Us—Investor Relations—Corporate Governance.”

The charters provide that each committee have adequate resources and authority to discharge its responsibilities, including appropriate funding for the retention of external consultants or advisers, as the committee deems necessary or appropriate.

Annual Committee Evaluations

The Governance Committee, in coordination with the Board, implements and develops a process to assess committee performance and effectiveness. The assessments are conducted on an annual basis and include a self-assessment by each committee. The review includes an evaluation of various areas that may include committee size, composition, performance, coordination among committee members and among the standing committees, and involvement with the full Board. The results of the committee performance assessments are reviewed by each committee, as well as by the Governance Committee, and discussed with the full Board.

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AUDIT COMMITTEE REPORT

The Report of the Audit Committee of the Board shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the “Act”), or under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that we specifically incorporate the information contained in the report by reference, and shall not otherwise be deemed filed under such acts.

The Audit Committee is governed by a Board-adopted charter, a copy of which is available on our website at www.svb.com. The charter specifies, among other things, the scope of the committee’s responsibilities and how those responsibilities are performed. All members of the Audit Committee are “independent” as defined by NASDAQ and the requirements of the Exchange Act and meet the applicable heightened independence criteria under SEC rules. In addition, Mr. Dunbar, Ms. Jabal, Ms. Matthews and Mr. Robinson meet the “audit committee financial expert” requirement as defined in Regulation S-K under the Exchange Act, and possess “financial sophistication” as defined under the rules of NASDAQ.

Responsibilities of the Audit Committee

The primary responsibility of the Audit Committee is to act on behalf of the Board in fulfilling the Board’s responsibility with respect to overseeing our accounting and reporting practices, the quality and integrity of our financial statements and reports and our internal control over financial reporting. The committee is responsible for the appointment (or reappointment) and the compensation of our independent registered public accounting firm, as well as for the review of the qualifications, independence and performance of the registered public accounting firm engaged as our independent auditors. Specifically, in reappointing KPMG LLP as the Company’s independent registered public accounting firm for 2020, the Audit Committee considered, among other factors: KPMG LLP’s performance on prior audits; the quality, efficiency and cost of KPMG LLP’s services; KPMG LLP’s knowledge of the Company’s business and the banking industry; and overall relationship with the Audit Committee and management. (See “Proposal No. 3 —Ratification of Appointment of Independent Registered Public Accounting Firm—Principal Audit Fees and Services” for more information about the Audit Committee’s oversight of KPMG LLP’s audit and permissible non-audit fees.)

In addition, the Audit Committee oversees our Internal Audit function, as well as other management functions including information technology and security (including cybersecurity). To the extent applicable, the committee also oversees the Company’s material litigation matters, regulatory enforcement actions, and other legal proceedings.

The Audit Committee meets regularly in executive session with our independent auditor and our Head of Internal Audit (both separately and together), as appropriate.

Responsibilities of Management, Independent Auditor and Internal Audit

Management has the primary responsibility over the Company’s financial statements and the reporting process, as well as our internal controls. Our independent registered public accounting firm, KPMG LLP, is responsible for expressing an opinion on the conformity of our audited financial statements with U.S. generally accepted accounting principles, as well as an opinion on the effectiveness of our internal control over financial reporting in accordance with the requirements promulgated by the Public Company Accounting Oversight Board (the “PCAOB”). KPMG LLP has served as our independent auditor since 1994.

Our Head of Internal Audit reports directly to the Audit Committee (and administratively to the CEO). Under his direction, our Internal Audit function is responsible for preparing an annual audit plan and conducting internal audits intended to evaluate the Company’s internal control structure and compliance with applicable regulatory requirements.

Financial Reporting for 2019

The Audit Committee has reviewed and discussed with management its assessment and report on the effectiveness of our internal control over financial reporting as of December 31, 2019, which it made using the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission in “Internal Control — Integrated Framework (2013).” The committee also has reviewed and discussed with KPMG LLP its review and report on our internal control over financial reporting.

Moreover, the Audit Committee has reviewed and discussed with management and the independent auditors the audited consolidated financial statements as of and for the year ended December 31, 2019. The Audit Committee discussed with the independent auditor the matters required to be discussed by PCAOB and the SEC. In addition, the Audit Committee received from the independent auditors the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, including Rule 3526, Communication with Audit Committees Concerning Independence, and has discussed with the independent auditor the auditor’s independence from us and our management.

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In reliance on the reviews and discussions referred to above, the Audit Committee recommended to our Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, for filing with the SEC.

This report is included herein at the direction of the members of the Audit Committee.

AUDIT COMMITTEE

Mary Miller (Chair)	Roger Dunbar	Kimberly Jabal	Kay Matthews	John Robinson

COMPENSATION COMMITTEE REPORT

This Compensation Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Act or the Exchange Act, except to the extent that we specifically incorporate the information contained in the report by reference, and shall not otherwise be deemed filed under such acts.

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth in this Proxy Statement. Based on this review and these discussions, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K for the year ended December 31, 2019 and this Proxy Statement.

This report is included herein at the direction of the members of the Compensation Committee.

COMPENSATION COMMITTEE

Garen Staglin (Chair)	John Clendening	Jeff Maggioncalda	John Robinson

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2019, the Compensation Committee performed all executive compensation-related functions of the Board, except for the approval of CEO compensation, which was approved by the independent members of the Board based on the Compensation Committee’s recommendation. See discussion above under “Board Committees—Committee Chairpersons/Membership, Responsibilities and Meetings” for additional information on the Compensation Committee. Mr. Becker does not participate in any of the Board or Compensation Committee discussions related to the evaluation of his performance or the recommendation or determination of his compensation. See descriptions of related transactions between us and each of the members of the Compensation Committee, if any, under “Certain Relationships and Related Transactions.”

None of the members of the Compensation Committee has ever been one of our officers or employees and none of our executive officers serves, or in the past fiscal year served, as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving on our Board.

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COMPENSATION FOR DIRECTORS

OVERVIEW

Our compensation for our non-employee directors is designed to be competitive with other financial institutions that are similar in size, complexities or business models. In addition, our director compensation is designed to be tied to business performance and stockholder returns, and to align director and stockholder interests through director ownership of the Company’s stock. The Compensation Committee oversees and approves our director compensation. In doing so, the Compensation Committee reports to and, as appropriate, consults with, the full Board on all relevant matters. Our CEO, the only employee director on the Board, does not receive any payment for his services as a director.

Elements of Director Compensation

There were no changes to our non-employee director
compensation structure in 2019. The Compensation
Committee last made changes in May 2018 to simplify
the structure and to enhance alignment with peer and
S&P 500 index company practices and pay levels.

Compensation for our non-employee directors reflects a
combination of cash (annual retainer fees and
committee retainer fees) and equity (annual restricted
stock unit awards), as outlined in the Schedule of
Director Fees to the right. The chairpersons of the Board
and each committee are also entitled to annual
chairperson fees.

Additionally, directors are eligible for reimbursement for
their reasonable expenses incurred in connection with
attendance at meetings or the performance of their
director duties in accordance with Company policy.

Schedule of 2019 Director Fees (no changes from prior year)
Annual Director Retainer Fee	$70,000
Annual Chairperson Fees	$90,000, Board $20,000, Audit Committee $15,000, Compensation, Finance and Risk Committees $12,000, Credit and Governance Committees
Annual Committee Member Fees	$25,000, Audit Committee $12,000, Compensation and Finance Committees $8,000, Credit, Governance and Risk Committees
Annual Equity Retainer Award

Grant of restricted stock units subject to annual vesting with a total value of $200,000 for the Board Chair and $125,000 for each of the other non-employee directors. See “Director Equity Compensation” for more information.

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2019 Director Compensation

The Director’s Compensation Table below sets forth the current committee membership assignments, as well as the amounts earned or paid to each non-employee member of our Board of Directors during the year ended December 31, 2019.

Individual compensation reflects the base cash and equity compensation, as well as incremental committee chairperson and membership fees, as applicable. Each non-employee director serves on at least one committee, ranging up to four committees (as in the case of Messrs. Dunbar and Robinson).

	Board Committee Membership
Name							Fees Earned or Paid in Cash	Stock Awards ($) (1)	Total
Roger F. Dunbar (Board Chairman)	X			X	X	C	$228,000	$206,104	$434,104
Eric A. Benhamou				X	C	X	110,000	128,721	238,721
John S. Clendening		X	X				90,000	128,721	218,721
Joel P. Friedman				C	X	X	113,000	128,721	241,721
Kimberly A. Jabal	X						95,000	128,721	223,721
Jeffrey N. Maggioncalda		X	X				90,000	128,721	218,721
Kay Matthews (2)	X						59,082	87,569	146,651
Mary J. Miller	C			X		X	135,000	128,721	263,721
Kate D. Mitchell			C		X	X	106,000	128,721	234,721
John F. Robinson	X	X	X			X	123,000	128,721	251,721
Garen K. Staglin		C			X	X	113,000	128,721	241,721

 C – denotes Committee Chairperson

(1)

Values indicated for annual director equity awards reflect the fair value of restricted stock units based on the May 1, 2019 grant date closing stock price of $250.43, rather than the equity award calculation methodology described below. As of December 31, 2019, Messrs. Benhamou, Clendening, Friedman, Maggioncalda and Robinson and Ms. Jabal and Miller each had 514 restricted stock units outstanding; Mr. Dunbar had 823 restricted stock units outstanding; Ms. Matthews had 368 restricted stock units outstanding; Ms. Mitchell had 2,552 restricted stock units outstanding; and Mr. Staglin had 1,006 restricted stock units outstanding.

(2)	Joined the Board of Directors in September 2019 and received compensation on a pro-rata basis.

Director Equity Compensation

Our annual equity retainer awards are typically granted to directors in the form of restricted stock units. The awards are approved by the Compensation Committee and are granted shortly after the Company’s annual meeting of stockholders. The awards vest in full upon the completion of the annual director term on the date of the next annual meeting.

The determination of the number of shares to be granted to directors is based on the 30-day average stock price from the date of grant (instead of the grant date closing stock price), rounded to the nearest dollar. For 2019, the Board Chairman and each other director (except Ms. Matthews) were each granted 823 and 514 shares, respectively, of our Common Stock on May 1, 2019, based on the 30-day average stock price of $243.00. Ms. Matthews, who joined the Board in September 2019, was granted a pro-rated award of 368 shares, based on the 30-day average stock price of $211.00.

Deferred Equity

Non-employee directors may elect an irrevocable deferral of the settlement of restricted stock unit awards until the earliest of: (i) a specific future settlement date that meets the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, (ii) separation from service, (iii) a change in control, (iv) death, or (v) disability. Ms. Mitchell and Mr. Clendening have elected to defer the settlement of their 2019 equity grants.

Equity Plan Limits Applicable to Directors

Equity grants to directors are subject to the terms of our 2006 Equity Incentive Plan, as amended and restated, including the following limitations (as provided under the plan):

●	No non-employee director may be granted, in any fiscal year, awards covering shares having an initial value greater than $500,000.

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●	Annual director grants may become fully vested no earlier than the last day of the director’s then current annual term of service, subject to certain limited exceptions as provided under the plan.

Determination of Director Compensation

Each year, the Compensation Committee, together with its independent compensation consultant, conducts a comprehensive review of director compensation, taking into consideration our overall compensation philosophy, as well as competitive compensation data from the Company’s Peer Group for the applicable year and other relevant and comparable market data and trends. The committee reviews, on at least an annual basis, each of the various pay components, the form and amount of payment, as well as the cash/equity compensation mix. Based on such review and any recommendations from its independent compensation consultant, the Compensation Committee may make changes to director compensation to the extent it deems appropriate.

Director Equity Ownership Guidelines

Under the current equity ownership guidelines for our non-employee directors, each non-employee member of the Board of Directors is expected to hold, within five years of becoming a director, shares of our Common Stock that have a minimum value equivalent to 600% of his or her annual retainer fee. The Compensation Committee is responsible for setting and periodically reviewing the equity ownership guidelines. Equity ownership requirements for directors are established based upon a competitive review and subsequent recommendations by the committee’s independent compensation consultant. The Governance Committee is responsible for overseeing director compliance with these guidelines and reviews directors’ holdings on a quarterly basis. Any exceptions to meeting the guidelines due to personal financial or other reasons are reviewed and determined by the Governance Committee.

As of December 31, 2019, all non-employee directors had attained the applicable ownership requirements or otherwise remained on target to meet such requirements within the established compliance time frame.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions Policy

Our policy on related party transactions (“Related Party Policy”) governs transactions involving us and certain related persons that are required to be disclosed under Item 404 of SEC Regulation S-K. We regularly monitor our business dealings and those of our directors and executive officers, as appropriate, to determine whether any such dealings would constitute a related party transaction under the Related Party Policy. Generally, under the policy, any transaction, arrangement or relationship will be considered an interested transaction subject to the review or approval of the Audit Committee if: (i) we are a participant in the transaction; (ii) the aggregate transaction amount involved will or may be expected to exceed $120,000 in any calendar year; and (iii) a related person or party has or will have a direct or indirect material interest in the transaction. The following persons are considered “Related Parties” under the Related Party Policy: (i) any director or executive officer of the Company; (ii) any nominee for director of the Company; (iii) any holder of more than 5% of our Common Stock; and (iv) any immediate family member of any of the above.

We have implemented a framework to help identify potential related party transactions, which may include, from time to time, loan transactions by the Company or the Bank, investment transactions, compensation arrangements, or other business transactions involving us or our subsidiaries. Under this framework, we have processes in place that are designed to identify, review and escalate, as appropriate, proposed transactions involving a potential Related Party. Employees are also expected to escalate any transaction involving potential conflicts of interests pursuant to our Code of Conduct.

The Audit Committee has primary responsibility for reviewing these transactions, as well as certain related party loan transactions as described below, for potential conflicts of interest and approving them (or denying approval, as the case may be). Under the Related Party Policy, the Audit Committee’s approval may be granted in advance, ratified or based on certain standing approvals previously authorized by resolution. The Audit Committee may delegate its approval authority under the Related Party Policy to the committee chairperson. Additionally, the Governance Committee takes into consideration related party transactions involving our directors as part of its annual director independence review.

Insider Loan Policy

We also have in place a policy that permits the Bank to make loans (“Insider Loans”) to directors, executive officers and principal stockholders of the Bank or its affiliates and the related interests of those Insiders (“Insiders”), pursuant to the applicable requirements of Regulation O of the Federal Reserve Act (“Regulation O”). Insider Loans qualify for an exemption from Section 402 of the Sarbanes-Oxley Act of 2002, as they are made by the Bank and subject to Regulation O.

Pursuant to Regulation O, our Insider Loan policy authorizes the Bank to make Insider Loans if such Insider Loans: (i) are approved in advance by a majority of the Board of Directors of the Bank, if the aggregate amount of all outstanding extensions of credit to the Insider and to all related interests of the Insider exceeds $500,000; (ii) are extended under substantially the same terms and conditions and rates as those prevailing at the time of the Insider Loan for comparable transactions with non-Insider Bank clients; and (iii) do not have more than a normal risk of failure of repayment to the Bank or other unfavorable features. The Insider whose credit extension is subject to Board approval may not participate either directly or indirectly in the voting to approve such extension of credit.

Related Party Transactions

Ordinary Course Loan Transactions

Except as described below, during 2019, the Bank made loans to Related Parties, including certain companies in which certain of our directors or their affiliated venture funds are beneficial owners of 10% or more of the equity securities of such companies, that were (i) in the ordinary course of business, (ii) on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and (iii) not involving more than the normal risk of collectability or present other unfavorable features.

Employee Matters

SVB maintains a series of employee-funded investment funds known as Qualified Investors Funds (“QIFs”), which invest employees’ own capital in certain funds, including certain SVB Capital funds. We pass on the cost of external expenses to the QIF participants and do not charge a management fee. Participating employees must meet certain eligibility qualifications pursuant to applicable regulatory requirements. Of our executive officers, Messrs. Beck, Becker, Cadieux, China, Cox, Descheneaux, and Zuckert and Ms. Draper have each made commitments to QIFs in aggregate commitment amounts ranging from $50,000 to $1,525,000 depending on the number of QIF funds they participate in.

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Vendor Arrangements

Cachematrix, a cash management platform provider for the Bank’s Cash Sweep Program, is controlled by BlackRock, Inc., which, together with its affiliates, is a greater than 5% owner of our outstanding voting securities. In 2019, we paid fees totaling approximately $730,000 to Cachematrix. Additionally, we offer certain BlackRock investment funds, among other third-party investment funds, under our Cash Sweep Program. In connection with offering BlackRock funds in our Cash Sweep Program, we earned $25.3 million in fee sharing and related revenue for 2019. Client investments in the Cash Sweep Program are initiated and directed by clients themselves.

In addition, we have engaged The Vanguard Group, which, together with its affiliates, is a greater than 5% owner of our outstanding voting securities, as the record-keeper and trustee of our 401(k) and Employee Stock Ownership Plan, as well as the record-keeper of our Deferred Compensation Plan. Fees relating to these services rendered for the fiscal year 2019 totaled $285,000.

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ENVIRONMENTAL, SOCIAL, GOVERNANCE AND POLITICAL (ESGP)

We are committed to excellence in our environmental, social, governance and political (“ESGP”) practices, with our Governance Committee assuming primary oversight of our efforts in ESGP matters. We continually assess our practices against industry and peer standards and continually seek opportunities to enhance the communities where we operate through corporate giving, employee volunteering, workforce development, participation in the political and public policy process, and environmental sustainability programs. In 2019, we formed a multi-functional ESGP working group and engaged a third-party consultant to support our efforts to enhance our ESGP practices.

Our efforts have been recognized, including through our continued inclusion in 2019 in: (i) the Bloomberg Gender-Equality Index, which qualifies companies based on their efforts to promote gender equality internally, engagement with their communities, and products and services, and (ii) the Goldman Sachs’ JUST US Large Cap Equity ETF, a fund focused on companies that demonstrate just business behavior recognized by JUST Capital. In 2019, we were also recognized as one of America’s Best Midsize Employers by Forbes, a Top Corporate Philanthropist by the Bay Area Business Journals and one of the 100 Most Sustainable U.S. Companies 2019 by Barron’s. We have also been included on the Barron’s list of 100 Most Sustainable U.S. Companies 2020.

We recognize that understanding our efforts to improve ESGP practices is increasingly important to our stakeholders, including our stockholders, customers and employees, and have included some highlights below to share our ongoing commitments in these areas.

Environmental

●

Environmental Sustainability – As recognized by our inclusion in Barron’s List of 100 Most Sustainable Companies in 2019 and 2020, we have also invested in environmental sustainability both by implementing energy efficiencies internally and promoting sustainable practices in certain of our workplaces and by supporting companies that are developing energy and resource efficiency solutions. For example, our headquarters in Santa Clara, California and our Tempe, Arizona office have carpool services through our client Scoop and electric vehicle charging stations. Our headquarters also maintains sustainable food sourcing, reduces waste by using compostable materials and gives back to the community through a food donation program, and all of our offices have installed water filters to reduce plastic bottle usage. In addition, our Salt Lake City, Utah office utilizes carpets made of 100 percent recycled materials, while our San Francisco office incorporates bio-walls by our client Biome that actively reduce indoor air pollution. In addition, we support sustainability by financing companies that are developing energy and resource efficiency solutions through our Energy and Resource Innovation practice, including companies such as Crop Enhancement, which is providing environmentally-friendly biodegradable crop protectants, and OhmConnect, whose software encourages consumers to reduce electricity consumption and find cleaner sources.

Social

●

Community Development Lending – As a financial institution focused on supporting innovation and entrepreneurship, we have contributed to community development by collaborating with local organizations to offer lending solutions for small businesses in our communities, including co-founding and investing in the Opportunity Fund, which provides microloans, along with education and support, to underserved small business owners, and partnering with Grameen America, which provides microloans and education to low-income female entrepreneurs. In addition, we have contributed funds and provided lending support to affordable housing efforts, including those of the Housing Trust Silicon Valley and various developers of affordable housing for very-low and low-income families, seniors, veterans and formerly homeless individuals in the San Francisco Bay Area. We also finance affordable housing in the San Francisco Bay Area as part of our commitment to the Community Reinvestment Act.

●

Access to Innovation and Education Initiatives – We believe that there is vast opportunity in the innovation economy for individuals of all backgrounds. In 2017, we launched our Access to Innovation program, which seeks to provide educational and job opportunities for emerging talent, make connections for female and minority founders and investors and encourage gender parity and diversity in leadership. Through our Access to Innovation program, we have hired from and partnered with various organizations promoting underrepresented talent, including Year Up, an organization providing intensive, one-year programs for young adults, and Career Ready, an organization in the UK that links schools and colleges with employers to help young people prepare for the working world. In 2019, our Access to Innovation team partnered with our client Pathstream to develop and launch a community college certification program in business and data analytics at two Bay Area community colleges. In addition to our Access to Innovation program, we host the SVB Trek, an annual four-day program inviting entrepreneurially minded college students from across the world to travel to Silicon Valley to meet top entrepreneurs, investors and technology industry leaders for talks, interviews and workshops to help launch promising young leaders to the next stage in their career development. We have also created a financial literacy online course for students, United and Counting, which has reached thousands of low- and moderate-income students in the San Francisco Bay Area, helping the next generation learn the principles of saving, banking, credit card use and other basic financial skills.

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●

Giving Programs – We believe strongly in giving back to our communities, both by community service and monetary gifts. Since 2018, we have participated in the Pledge 1% movement and committed to give 1% of our time to charitable causes. We have also partnered with TUGG (Technology Underwriting Greater Good) since 2011 to sponsor and expand participation in Tech Gives Back, the tech industry’s largest single day of community service spanning events across the country. Since 2004, we have partnered with Best Buddies International, an organization dedicated to building community with those with intellectual and developmental disabilities, raising funds through active events across the country and hiring members of the Best Buddies jobs program at SVB.

●

Diversity and Inclusion – As recognized by our inclusion in the Bloomberg Gender Equality Index, we have focused on fostering diversity and promoting inclusion at the Company and beyond. We have accomplished this through corporate-wide initiatives, including hosting trainings and workshops on unconscious bias, sponsoring leading conferences focused on professional development for women, and co-founding and sponsoring organizations such as the Boardlist, a resource designed to help recruit women for corporate board positions, and Astia, a non-profit dedicated to identifying and promoting female entrepreneurs by providing capital, guidance and connections. In 2018, we joined Paradigm for Parity, a coalition of business leaders seeking to achieve corporate gender parity by 2030, and helped launch All Raise, a movement to double the percentage of women in Venture Capital partner roles over the next decade and grow funding for female founders to 25% in the next five years, as a founding partner and sponsor. In 2019, we continued our sponsorship of various organizations focused on promoting opportunities for underrepresented racial and ethnic groups, such as the Hispanic Foundation of Silicon Valley, the Hayward-South Alameda County Chapter of the NAACP and Afrotech, a conference for African American entrepreneurs. We also maintain strong relationships through volunteer service and financial support with BUILD (Businesses United in Investing Lending and Development), an organization that incubates the businesses of underrepresented entrepreneurs in five U.S. cities, and StartOut, an organization focused on connecting and educating LGBTQ entrepreneurs. In 2019, we invested in Alice, a platform that uses new technology to help female and minority business owners connect with relevant opportunities and resources. Our UK branch has also promoted diversity in the innovation sector by sponsoring Backstage Capital’s accelerator program, a program that supports underrepresented founders throughout the world, and sponsored Diversity VC, a group of UK venture capitalists that focus on helping change the ratio at both venture capital firms and the companies they invest in, and is a member of Stonewall, an organization that helps employers make LGBTQ employees feel included at work.

Governance

●

Corporate Governance – We are committed to having strong corporate governance practices, which are important to how we manage our business and maintain our integrity in the marketplace. In 2019, we made changes to our charter documents --- specifically, our Certificate of Incorporation and Bylaws --- taking into consideration market trends and practices relevant to S&P 500 companies and larger financial institutions. As a result of our review, we made a variety of governance enhancements, including: (i) elimination of cumulative voting in director elections; (ii) adoption of majority vote standard for director elections (in uncontested elections); (iii) implementation of proxy access; and (iv) elimination of a supermajority voting threshold for stockholder bylaw amendments. For more information about our governance practices, see “Board of Directors and Corporate Governance – Corporate Governance and Board Matters.”

Political

●

Political Activities – Our corporate responsibility includes participating in the political and public policy process, specifically in areas that impact the innovation economy and the banking industry, as well as our clients, stockholders, employees, communities, and business. It is important that we engage with legislators and policymakers, where appropriate, or support initiatives to advocate constructively for the long-term interests of SVB and our key constituents. Our political activities are subject to the oversight of our Governance Committee, who recognize the importance of appropriate governance and risk management of our corporate political activities, and reviews our activities for alignment with SVB’s business, strategy, reputation and mission, as well as compliance with applicable laws and regulations. Political contributions are made primarily through a federal political action committee, that is non-partisan and employee-funded. Political contributions utilizing corporate funds are limited and subject to restrictions and disclosure pursuant to our policies. For more information, see our “Statement on Political Activities” which may be found on our website.

For further information regarding our ESGP efforts, please see our website under “About Us—Living Our Values.”

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EXECUTIVE OFFICERS AND COMPENSATION

INFORMATION ON EXECUTIVE OFFICERS

Our executive officers perform policy-making functions for us within the meaning of applicable SEC rules. They may also serve as officers of the Bank and/or our other subsidiaries. There are no family relationships among our directors or executive officers.

The following information outlines the name and age of each of our executive officers, as of the date of this Proxy Statement, and his or her principal occupation with the Company, followed by his or her biography below:

Name	Age	Principal Occupation

Greg W. Becker	52	President and Chief Executive Officer

Dan J. Beck	47	Chief Financial Officer

Marc C. Cadieux	53	Chief Credit Officer

John D. China	54	President, SVB Capital

Philip C. Cox	53	Chief Operations Officer

Michael R. Descheneaux	52	President, Silicon Valley Bank

Michelle A. Draper	52	Chief Marketing Officer

Christopher D. Edmonds-Waters	57	Chief Human Resources Officer

Laura H. Izurieta	59	Chief Risk Officer

Michael S. Zuckert	61	General Counsel

Executive Biographies

Greg W. Becker’s biography can be found under “Proposal No. 1—Election of Directors” above.

Dan J. Beck, Chief Financial Officer, joined us in June 2017 and is responsible for our finance, treasury and accounting functions. Before joining the Company in 2017, Mr. Beck served as the Chief Financial Officer for Bank of the West, a subsidiary of BNP Paribas Group, from June 2015 to May 2017 and as Executive Vice President and Corporate Controller from June 2008 to June 2015. Prior to his tenure at Bank of the West, Mr. Beck held various finance and accounting roles with Wells Fargo Bank, the Federal Home Loan Mortgage Corporation, E*TRADE Financial Corporation and Deloitte & Touche LLP. Mr. Beck holds a Bachelor’s degree in Accounting from Virginia Commonwealth University and a Bachelor’s degree in Biology from Virginia Polytechnic Institute and State University.

Marc C. Cadieux, Chief Credit Officer, oversees our credit administration function. Mr. Cadieux joined us in 1992 and has held a variety of positions of increasing responsibility in the areas of credit administration, business development and relationship management during his tenure with the Company. Mr. Cadieux was previously the Division Risk Manager for SVB’s Eastern Division, where he was responsible for overseeing our commercial lending activities in the United States, Canada, the United Kingdom and Israel. Mr. Cadieux was appointed as Assistant Chief Credit Officer in 2009 and was later appointed as Chief Credit Officer in 2013. Prior to joining the Company, Mr. Cadieux held several credit-related positions with Pacific Western Bank and Bank of New England. Mr. Cadieux holds a Bachelor’s degree in Economics from Colby College.

John D. China, President of SVB Capital, oversees the growth of our funds management business as well as our Early Stage and Family Office practices. Mr. China joined us in 1996 as Senior Relationship Manager and has since held a variety of positions with the Company, including Head of Venture Capital Management and Head of Venture Capital and Private Equity division. Mr. China was appointed as the Head of Relationship Management in 2010, Head of Relationship Banking in 2014, and Head of Technology Banking in 2017, prior to his appointment to his current role in 2019. Mr. China is a member of the boards of DEMO; H2 Global, a digital industry leadership network; BUILD, a nonprofit organization dedicated to educating under-resourced youth through entrepreneurship, and Meals on Wheels San Francisco; and the advisory boards of Alpha Club, a networking community of founders, CEOs and technology influencers, and York Butter Factory, an Australian coworking and startup incubator space. Mr. China holds a Bachelor’s degree in Industrial Engineering from Stanford University.

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Philip C. Cox, Chief Operations Officer, is responsible for our core operations, enterprise project management, client service and information technology teams. Mr. Cox joined us in 2009 as Head of UK, Europe & Israel, and was appointed Head of Europe, Middle East and Africa and President of the UK Branch in 2012, where he was focused on the international development of our business and was responsible for our UK Branch, prior to his appointment to his current role in 2019. Prior to joining the Company, Mr. Cox was Head of Commercial Banking at the Bank of Scotland in London, a division of Lloyds Banking Group (2008-2009) and the Chief Executive Officer of Torex Retail PLC (2005-2008). Prior to his tenure at Torex Retail PLC, Mr. Cox spent approximately 23 years with NatWest/RBS Group in a variety of positions, including Managing Director of Transport and Infrastructure Finance, Regional Managing Director of the North of England Region and the same position for the South West and Wales business. Mr. Cox is a member of the Chartered Institute of Bankers (UK) and the Association of Corporate Treasurers (UK).

Michael R. Descheneaux, President, Silicon Valley Bank, oversees the Company’s global commercial bank, private bank and funds management businesses, as well as credit administration. Mr. Descheneaux joined us in 2006 as Managing Director of Accounting and Financial Reporting, and was appointed as Chief Financial Officer in 2007, where he was responsible for all our finance, treasury, accounting and legal functions, as well as our funds management business until he assumed his current role in 2017. Prior to joining the Company, Mr. Descheneaux was a managing director of Navigant Consulting (2004-2006) and held various leadership positions with Arthur Andersen (1995-2002). Mr. Descheneaux holds a Bachelor’s degree in Business Administration from Texas A&M University. He is also a certified public accountant, as well as a member of the Texas State Board of Public Accountancy.

Michelle A. Draper, Chief Marketing Officer, is responsible for the strategy and execution of our global marketing initiatives. Prior to joining us in 2013, Ms. Draper held various senior-level marketing positions at Charles Schwab & Co. from 1992-2013, including as Senior Vice President of Institutional Services Marketing, where she oversaw advertising, brand management and other key marketing strategies. Prior to that, Ms. Draper also served as a director of Investor Services Segment Marketing and Vice President of Advisor Services Marketing Programs, developing marketing strategies for both the retail and institutional sides of the Charles Schwab business. Ms. Draper holds a Bachelor’s degree in Journalism from California Polytechnic State University – San Luis Obispo, as well as Series 7 General Securities Representative and Series 24 General Securities Principal licenses.

Christopher D. Edmonds-Waters, Chief Human Resources Officer, oversees our human resources function, which includes our compensation, global mobility, recruiting and learning and development functions. Mr. Edmonds-Waters joined us in 2003 as Director of Organization Effectiveness and was appointed to his current role in 2007. Prior to joining the Company, Mr. Edmonds-Waters held various senior-level human resources positions at Charles Schwab & Co. from 1996-2003 and began his career at Macy’s California where he held various merchandising as well human resources roles. Mr. Edmonds-Waters holds a Bachelor’s degree in Intercultural Communications from Arizona State University and a Master’s degree in Human Resources and Organization Development from the University of San Francisco.

Laura H. Izurieta, Chief Risk Officer, is responsible for leading our enterprise-wide risk management, corporate compliance and regulatory functions. From 2000 until joining the Company in 2016, Ms. Izurieta held various roles of increasing responsibility at Capital One, including Vice President of Corporate Reputation and Governance, Vice President of Capital One Home Loans and Vice President of Information Technology, and most recently Executive Vice President and Chief Risk Officer, Retail and Direct Bank. Prior to her tenure at Capital One, Ms. Izurieta also held positions at Freddie Mac and Bank of America. Ms. Izurieta holds a Bachelor’s degree in Business Administration from Towson University and a Master’s degree in Applied Behavioral Science from John Hopkins School of Business.

Michael S. Zuckert, General Counsel, is responsible for all our legal and government affairs matters. Prior to joining the Company in 2014, he served in a wide range of legal positions within the financial services industry. Most recently, he served as Deputy General Counsel of Citigroup (2009-2014), where he served as general counsel for the company’s non-core assets business, Citi Holdings, and focused on mergers and acquisitions. Prior to his time at Citigroup, Mr. Zuckert held various senior-level positions at Morgan Stanley & Co. Inc. and was Vice President and General Counsel at TheStreet.com, Inc., an online financial news provider. Mr. Zuckert is a director of the Law Foundation of Silicon Valley and the Global EIR Coalition, a member of the leadership council of Tech:NYC and a member of the Investment Committee of Waterman Ventures as well as an advisory member of the Board of the Silicon Valley Directors’ Exchange. He holds Bachelor’s degrees in History and Law and Society from Brown University and a Juris Doctor from New York University School of Law.

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PROPOSAL NO. 2 – ADVISORY APPROVAL OF OUR EXECUTIVE COMPENSATION

The Board of Directors Recommends a Vote “FOR” the Approval of the Compensation of our Named Executive Officers, as Disclosed in this Proxy Statement

Our advisory vote on executive compensation (otherwise known as “Say on Pay”) is held annually. This vote provides our stockholders the opportunity to vote to approve, on an advisory basis, the compensation of our Named Executive Officers (“NEOs”) as further described in the “Compensation Discussion and Analysis” section of this Proxy Statement, including the accompanying compensation tables and narrative discussion therein. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement.

We ask our stockholders to indicate their support for our executive compensation program for our NEOs and vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

Because your vote is advisory, it will not be binding upon the Board or the Compensation Committee and may not be construed as overruling any decision by the Board or the Compensation Committee. However, the Board and Compensation Committee value the opinion of our stakeholders and will take into consideration the outcome of this advisory vote when considering future executive compensation arrangements.

Stockholders are encouraged to carefully review the following “Compensation Discussion and Analysis” and “Compensation for Named Executive Officers” sections for a detailed discussion of our executive compensation program for our NEOs.

Approval, on an advisory basis, of our executive compensation requires the affirmative vote of the holders of a majority of the Common Stock represented and entitled to vote at the Annual Meeting.

Our Board of Directors recommends that stockholders vote “FOR” the approval of the Company’s executive compensation.

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COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) discusses our 2019 executive compensation program, primarily as it relates to our “named executive officers” (“NEOs”).

Overview of 2019 Executive Compensation

From the Compensation Committee…

We, as the Compensation Committee of the Board of Directors (“Compensation Committee”), have the delegated responsibility of primary oversight over the design and execution of the Company’s executive compensation program.

The Company delivered another year of strong performance and growth, despite a challenging global business environment, including interest rate declines and relentless

Compensation Committee Members Garen Staglin, Chair John Clendening Jeff Maggioncalda John Robinson

competition. We made our compensation decisions based on these considerations, emphasizing the objectives of driving continued strong performance and retaining our executive talent who are instrumental in delivering such performance. We remained committed to our core compensation strategy and philosophy of paying for performance, managing risks appropriately, and retaining the right talent.

As further explained in this CD&A, highlights of our 2019 executive compensation program and pay decisions include:

○   Continued focus on performance-based pay (resulting in 71% of our CEO’s total target pay in incentives that are subject to strong performance target goals)

○   Continued focus on setting goals and incentivizing top performance, especially as compared to peers

○   Emphasized long-term performance and executive retention with special one-time equity incentive awards that incorporated a new PRSU performance metric of Earnings Per Share Growth

○   Adjusted compensation appropriately in light of key executive leadership changes

In 2020, we will continue our focus on and commitment to maintaining a compensation framework that effectively drives the Company’s sustainable, long-term global growth and strategy.

2019 Executive Compensation Elements At-A-Glance

*  Includes measurement of performance relative to peers

^  Any incremental value realized above the grant value of stock options and RSUs, as well as earned PRSUs, is based on stock price appreciation.

Glossary of CD&A Terms
DCP	–	Deferred Compensation Plan	NEO	–	Named Executive Officer	SEE	–	Special Executive Equity (One-time Grant)
EPS	–	Earnings Per Share	PRSU	–	Performance-Based Restricted Stock Unit
ERM	–	Enterprise-wide Risk Management	ROE	–	Return on Average Equity	TSR	–	Total Stockholder Return
ICP	–	Incentive Compensation Plan (annual cash incentive plan)	RSU	–	Restricted Stock Unit

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2019 NEO Highlights

                2019 NEOs

Greg Becker

President & Chief Executive Officer

Dan Beck

Chief Financial Officer

Michael Descheneaux

President of Silicon Valley Bank

Phil Cox

Chief Operations Officer

John China

President of SVB Capital

Leadership Changes

In April 2019, Mr. Cox, formerly our Head of EMEA and President of the UK Branch, was promoted to our Chief Operations Officer. In connection with the new role, he relocated to the United States from the United Kingdom. In May 2019, Mr. China, formerly our Head of Technology Banking, took on the role as President of SVB Capital to lead our funds management business into its next stage of growth.

Positioning for Continued Performance

We continued to be focused on driving long-term performance and stockholder value. Given the increasingly competitive, complex and dynamic global banking industry, one of our top compensation priorities in 2019 was to position the Company to continue achieving strong performance by incentivizing and retaining our executives who are critical to delivering such performance. To do that, the Compensation Committee (and in the case of the CEO’s compensation, the Board) believed it was important to grant our NEOs special, one-time equity awards (“Special Executive Equity” or “SEE” awards), comprised of a combination of PRSUs (50%), RSUs (25%) and stock options (25%). These awards are designed to drive long-term performance (i.e. 75% performance-based), subject to three-year performance and cliff vesting. Awards for NEOs ranged between $1 million to $4 million. Moreover, the PRSUs granted as part of the SEE awards are subject to performance metrics that align with stockholder interests — EPS growth and relative ROE. Through a new EPS metric, we expanded our performance incentives to focus on earnings.

Pay for Performance Alignment

We delivered another year of strong business growth and financial results in 2019.

Ranked #1 Against Peer Group

NET INCOME $1.1 Billion	EPS $21.73	ROE 20.0%	TSR* 53.8% (3-years)

Our 2019 performance was consistent with our strong performance over the years, with continued year over year growth. Compensation for our executives reflected such continued strong multi-year, as well as specific 2019, performance.

2019 CEO Pay

Target Pay Design. In designing Mr. Becker’s 2019 compensation structure, we continued to emphasize long-term, performance-based pay. 90% of his total target pay is at risk and subject to Company/individual performance.

Actual Pay. Mr. Becker’s total compensation for 2019 was primarily comprised of: (i) $6.6 million, reflecting an above-target ICP (110%) award commensurate with the Company’s above-target performance; and (ii) a $4.1 million three-year cliff-vest SEE award.

* For purposes of determining annual ICP funding and 2017-2019 PRSU awards (3-yrs) ** Including Mr. Becker’s 2019 SEE awards.

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Executive Compensation and Practices - Summary Highlights of our executive compensation program and practices are set forth below (details are further discussed in this CD&A section):

Compensation Oversight and Governance	Focus on Stockholder Interests

•   Independent Board* oversight of CEO compensation (based on the Compensation Committee’s recommendations)

•   Independent Compensation Committee oversight of non-CEO executive compensation

•   Independent compensation consultant to the Compensation Committee

•   Active Compensation Committee engagement (held 7 meetings in 2019)

•   Say on Pay vote on an annual basis (Say on Pay approval by 95% of votes cast in 2019)

•   Robust executive equity ownership guidelines

•   Continuing stockholder outreach to solicit feedback and to discuss our business and practices (throughout the year)

•   Performance metrics focused on stockholder return (including EPS and relative TSR and ROE)

Compensation Risk Management	Other Executive Compensation Practices

•   Recoupment (or clawback) policy applicable to executives

•   Compensation risk management (including annual risk assessment, and ERM and internal audit involvement)

•   Minimums/maximums applied to incentive awards (minimum performance thresholds and maximum funding limits)

•   No hedging or pledging (executives not permitted by policy to hedge, sell puts, sell shorts or pledge our securities)

•   Competitive benchmarking against peers (both compensation and performance)

•   Double trigger change in control severance (under our executive Change in Control Plan)

•   No 280G excise tax gross-ups (under our executive Change in Control Plan)

•   No individual employment agreements for executives (unless required by law)

•   No executive perquisite/benefit programs

•   No special executive retirement benefits; no pension or SERP plans

* Independent members acting as a committee, without CEO participation * * * *

Executive Compensation Philosophy and Objectives

The key compensation philosophy and objectives of our executive compensation program and practices are as follows:

•    Stockholder Interest Alignment – Aligning the interests of our stockholders, our Company and our employees;

•    Pay for Performance – Linking pay to Company and individual performance through appropriate performance metrics and consideration of market and business environment dynamics;

•   Appropriate Pay Mix – Maintaining an appropriate pay mix, with an emphasis on performance-based pay and long-term incentive compensation;

•    Competitive Pay – Paying competitively based on external market standards, while considering internal parity;

•    Top Executive Talent – Recruiting and retaining a cohesive, top-talent executive management team; and

•    Governance and Risk Management – Focusing on strong governance and risk management practices, as well as compliance with applicable regulatory requirements.

Our compensation philosophy and program take into account other foundational considerations including: our business and strategic objectives of sustainable long-term global growth; the relative complexity our business diversity represents in an organization of our size; emerging trends in executive compensation (particularly for financial institutions); and market practices.

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Compensation Governance and Risk Management

Role of Compensation Committee; Compensation Committee Meetings

All members of the Compensation Committee are “independent” under applicable NASDAQ rules. The Compensation Committee has primary oversight of our executive compensation program as provided in its charter, including the design and administration of executive compensation plans in a manner consistent with the executive compensation philosophy described above. More specifically, the committee determines compensation strategy, chooses and approves applicable performance goals and metrics, selects forms of compensation, determines the overall pay mix, sets target pay levels, and approves final executive compensation awards. In the case of the CEO, however, the Compensation Committee makes recommendations about CEO pay decisions for approval by the independent members of the full Board. The Compensation Committee reviews and approves the compensation of all other non-CEO executive and Section 16 officers.

The Compensation Committee is also focused on monitoring performance against established goals and approving funding accruals, as well as other aspects of the compensation program, including, among other things, peer group review, compensation risk review, and monitoring market and governance trends impacting compensation.

The Compensation Committee meets on a regular basis, and routinely meets in executive session without management present. During 2019, the committee held 7 meetings.

Role of the Independent Board Members

Subject to the recommendation of the Compensation Committee, all of the independent directors of the Board (all Board members except the CEO, acting as a committee) review and approve the compensation for the CEO. Such review and approval are conducted during the executive sessions, where neither the CEO nor any other member of management is present.

In carrying out its oversight responsibilities, the Compensation Committee regularly reports to the Board on the actions it has taken, as well as confers with the Board on compensation matters, as necessary. The Compensation Committee also makes recommendations for all other compensation-related matters that require full Board approval. (In this CD&A section where we note any compensation decisions made by the Compensation Committee, the independent members of the Board make any compensation decision, as it pertains to the CEO.)

Role of Chief Executive Officer

At the Compensation Committee’s request, our CEO will attend portions of the Compensation Committee’s meetings and certain executive sessions to discuss the Company’s performance and compensation-related matters, as well as his recommendations for compensation for the executive officers of the Company (excluding himself). He does not participate in any deliberations relating to his own compensation. The committee considers the CEO’s input and recommendations, but retains full discretion to approve all non-CEO executive compensation.

Role of Compensation Committee Consultant

The Compensation Committee retained Pay Governance LLC, an independent executive compensation consultant, to provide advice and recommendations on all compensation matters under its oversight responsibilities as defined in the committee’s charter. The Compensation Committee in its sole discretion selects the consultant and determines its compensation and the scope of its responsibilities.

In 2019, Pay Governance assisted the Compensation Committee with: advice and recommendations regarding the Company’s compensation philosophy and strategies; advice on director and executive compensation levels and practices, including review and recommendations on director, CEO and other executive compensation and evaluation of CEO pay and Company performance; assessment of realizable pay and performance; advice on the Company’s peer group; guidance on the design of our compensation plans and policies, including recoupment policy and executive/director stock ownership guidelines; evaluation of performance metrics and peer performance; assistance with the Compensation Committee’s annual review of potential risks associated with our compensation programs; recommendations regarding our 2006 Equity Incentive Plan; and periodic reports to the Compensation Committee on market and industry compensation trends and regulatory developments.

Pay Governance provides services only to the Compensation Committee, and not to the Company, and did not provide any additional services to the committee outside of executive and director compensation consulting during 2019. In addition, the Compensation Committee does not believe there were any potential conflicts of interest that arose from any work performed by Pay Governance during 2019.

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Compensation Risk Management

A primary area of focus of the Compensation Committee is compensation risk management. The committee, together with its compensation consultant, conducts annual risk assessments of our compensation program, which include process, tone and culture. Additionally, the Chief Risk Officer shares her input on those risk assessments, and also reports and discusses with the committee her risk assessment of our compensation programs, and any recommendations. Based on these assessments and discussions, we do not believe that our compensation program creates risks that are reasonably likely to have a material adverse effect on the Company.

Moreover, our compensation programs and risks are routinely discussed at the Board level, both with and without the CEO present. In particular, the chairperson of our Compensation Committee reports to and discusses compensation risk issues with the full Board and the Risk Committee. The chairperson of the Compensation Committee (Mr. Staglin) and one other member of the committee (Mr. Robinson) are members of the Risk Committee of the Board of Directors. Additionally, certain compensation matters are also reviewed by the Audit Committee, specifically those related to exclusions under our performance-based funding arrangements, where applicable.

Annual Say on Pay; Focus on Stockholders

Say on Pay

We submit an advisory vote on executive compensation, or Say on Pay, to our stockholders on an annual basis. Our Board of Directors values the opinions of our stockholders and believes an annual advisory vote allows our stockholders to provide us with their input on our executive compensation program.

In 2019, 95% of the votes cast approved, on an advisory basis, our 2018 executive compensation program (as described in our 2019 proxy statement). In light of the strong voting support and the extent of other feedback we have solicited from our stockholders, the Compensation Committee remained consistent with our executive compensation philosophy, policies or overall program, and did not make any material changes. We continue to carry out our executive compensation program based on our key philosophy and objectives as described above. The Compensation Committee will continue to consider changes to the program on an ongoing basis, as appropriate, in light of evolving factors such as our corporate strategy, the business environment and competition for talent, as well as stockholder feedback.

Stockholder Focus and Outreach

We are focused on the interests of our stockholders. We use metrics focused on stockholder return for our performance-based incentive awards, specifically total stockholder return, return on equity and earnings per share. We measure performance against our own goals and/or relative to our peer performance.

In addition to our active stockholder engagement activities throughout the year (over 200 stockholder meetings conducted in 2019), particularly as part of our annual proxy statement preparation process, we reach out to our larger stockholders to invite their feedback, including their views about our executive compensation program. Our 2019 stockholder engagement activities included involving the Chairs

Performance Metric	Annual ICP	PRSUs*	PRSUs (2019 One-Time)
TSR	--	50% (relative to peers)	--
ROE	100% (66.7% against budget; 33.3% relative to peers)	--	50% (relative to peers)
EPS	--	--	50% (absolute growth)
* The other 50% of the award is subject to performance based on strategic business objectives. See “Long-Term Equity Incentives - Annual Equity Awards.”

of our Board and Compensation Committee, Messrs. Dunbar and Staglin, in certain discussions about our business, compensation practices and equity incentive plan. Needless to say, feedback from stockholders is important to consider, as we value opportunities to seek their input.

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Compensation Decision Considerations

As further discussed below, in making compensation decisions, the Compensation Committee considers a variety of factors and data, including peer benchmarking and other industry data, performance considerations, and application of committee discretion, if and as necessary.

Competitive Benchmarking Against Peers

The Compensation Committee, with its compensation consultant and management, reviews at least annually, the composition of the Company’s peer group. In its determination, the Compensation Committee considers various factors and characteristics including, among other things, banking industry, business model, product offering, complexity of the business, geography, market capitalization, asset size, assets under management, number of employees, performance on financial and market-based measures, brand, and extent they compete with our business, as well as for talent.

For 2019, the Compensation Committee benchmarked and compared our compensation and performance with our peer companies, in a manner consistent with prior years. Based on its review of the Company’s peers and the above evaluation criteria, the Compensation Committee updated the 2019 Peer Group companies (listed below) by: (i) adding Fifth Third Bancorp, and (ii) removing Signature Bank and Commerce Bancshares, Inc.

2019 Peer Group

Associated Banc-Corp BOK Financial Corporation Comerica Incorporated Cullen/Frost Bankers, Inc. E*TRADE Financial Corporation East West Bancorp, Inc.	Fifth Third Bancorp First Republic Bank Huntington Bancshares Incorporated KeyCorp M&T Bank Corporation New York Community Bancorp, Inc.	Northern Trust Corporation Regions Financial Corporation Umpqua Holdings Corporation Webster Financial Corp. Zions Bancorporation

It is important to note that in determining executive compensation, the Compensation Committee does not solely rely on comparative data from the 2019 Peer Group. Such comparative data provides helpful market information about our peer companies, but the Compensation Committee does not target any specific positioning or percentile, nor does it use a formulaic approach, in determining executive pay levels. The Compensation Committee also utilizes other resources, including published compensation surveys (from Willis Towers Watson and McLagan) and other available proxy and compensation data. All such comparative peer data and supplemental resources are considered, along with the Company’s pay for performance and internal parity objectives. All applicable information is reviewed and considered in aggregate, and the Compensation Committee does not place any particular weighting on any one factor.

Performance

One of the primary areas of focus of the Compensation Committee is on the design of performance-based compensation, including selecting and setting appropriate performance metrics and measuring actual performance against those metrics. The committee monitors performance of current year performance-based awards, as well as designs and plans performance metrics for the following and future years. In designing performance metrics, the committee reviews market and peer practices, as well as seeks the input of the full Board and CEO to take into account key areas of strategic and business focus. As further discussed in this CD&A section, specific performance metrics for annual and long-term incentive awards include ROE, TSR, strategic business objectives, and (for long-term performance-based awards granted in 2017 and earlier) selected fee income. In some cases, such as ROE and TSR, our performance is measured relative to peer performance. For 2019, the Compensation Committee introduced an additional PRSU performance metric of EPS growth for the SEE awards to continue to incentivize high performance, as well as to reinforce executive retention.

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Individual Performance

In making compensation decisions or recommendations for individual executives, the Compensation Committee takes into consideration the performance reviews conducted for each executive officer, which includes the executive’s self-review of the prior year’s performance. The committee meets and discusses with the CEO his assessment of the performance of the other executive officers, based on their self-reviews and the CEO’s own evaluation of their performance. The independent members of the Board meet and discuss, without the CEO present, their collective performance assessment of the CEO, taking into consideration his self-review and the individual evaluation provided by each Board member. (See “Oversight of CEO and Executives – Annual CEO Performance Evaluations” under the “Corporate Governance and Board Matters” section.)

Executives are evaluated based on individual performance and overall contributions, in addition to Company performance against the broader corporate performance metrics discussed above. Specifically, individual evaluation criteria may include, among other things: skills and expertise, demonstrated leadership, development and execution of strategy, span of responsibility, achievement of corporate and personal goals, risk management, talent management, regulatory compliance, and alignment with the Company’s core values. The overall performance assessment by the Compensation Committee (or the Board) of each individual executive is also taken into consideration in setting his or her total target compensation for the following year.

Committee Decisions

The performance metrics utilized for executive compensation, where applicable, are largely used for target funding determination purposes. Funding determinations guide decisions for actual awards to executive officers by the Compensation Committee (or in the case of the CEO, the Board) at its discretion. We believe that discretion is an important part of our compensation decision processes, as it allows the Compensation Committee (or in the case of the CEO, the Board) to better link executive pay to actual performance. Discretion, both positive and negative, allows directors to make appropriate pay decisions based on their informed business judgment, particularly in circumstances where there may be other relevant performance factors or unforeseen circumstances that should be considered beyond the actual performance metrics. The Compensation Committee believes that a balanced utilization of performance metrics and committee discretion leads to appropriately calibrated compensation for executives.

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Elements of Executive Compensation

In deciding compensation for our executives, the Compensation Committee (and in the case of the CEO, the Board) reviews each executive’s total target compensation package holistically, balancing long-term and short-term pay, cash and equity compensation, and performance- and non-performance-based pay, and taking into account market competitiveness and internal parity. The primary elements of executive compensation are discussed below:

Cash Compensation

Base Salary

We pay base salaries in order to
provide executives with a reasonable
level of fixed short-term compensation.
Executive base salary levels are
typically reviewed at least annually by
the Compensation Committee and
adjusted as appropriate, typically to
reflect merit, promotions or changes in
responsibilities, or market adjustments.
Base salaries are determined on an

	Base Salary		Annual Cash Incentives (ICP) (% of Annual Base Salary)
NEO	2019 Annual Base Salary	Year-Over- Year Increase	2019 Annual ICP Target	Prior Year ICP Target
Greg Becker	$ 1,000,000	5.3%	120%	110%
Dan Beck	600,000	9.1	80	70
Michael Descheneaux	750,000	3.4	100	90
Phil Cox	600,000	18.1	80	60
John China	600,000	7.1	90	80

individual basis. When determining any base salary increases, the Compensation Committee considers an individual’s total compensation package, his or her performance, Company performance, comparative peer and market compensation data, internal parity, and other relevant factors, including the scope of the executive’s responsibilities relative to peers and other executives, and retention concerns.

In 2019, each NEO received merit-based adjustments to their base salaries based on individual performance, salary market positioning relative to peers, and internal parity, as applicable. More specifically, reasons for base salary changes in 2019 also reflected: (i) for Mr. Beck, continued strong performance since joining the Company in 2017; (ii) for Mr. Cox, his promotion to Chief Operations Officer and international relocation to the U.S.; and (iii) for Mr. China, increase in responsibilities in connection with his new role as President of SVB Capital.

Annual Cash Incentives (ICP)

Our NEOs, as well as other executives and employees, participate in the Company’s ICP, our annual cash incentive plan that provides rewards based on individual and Company performance. Each executive participant is assigned an incentive target, stated as a percentage of the individual’s annual base salary. Executive incentive targets are set by the Compensation Committee based on the objective of balancing overall total target pay mix with an appropriate allocation of at-risk compensation, as well as comparative peer and market compensation data for their respective positions, and in the case of our non-CEO executives, the recommendations of the CEO.

In 2019, the Compensation Committee adjusted each of the NEOs’ incentive target based on merit and market compensation data. More specifically and similar to the base salary changes, reasons for ICP target changes in 2019 also reflected: (i) for Mr. Beck, continued strong performance since joining the Company in 2017; (ii) for Mr. Cox, his promotion to Chief Operations Officer and international relocation to the U.S.; and (iii) for Mr. China, increase in responsibilities in connection with his new role as President of SVB Capital.

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ICP - Funding

Each year, the Compensation Committee establishes metric(s) that it will use to measure Company performance for ICP funding purposes, on an absolute basis, as well as relative to peers. For 2019, the Compensation Committee stayed consistent with its prior methodology for funding the ICP, utilizing ROE as the primary performance metric on an absolute and relative basis. The Compensation Committee believes that it continues to be an appropriate indicator of financial performance that drives stockholder value.

●  ROE Performance Against Annual Budget (Two-Thirds (2/3) of Pool) – Two-thirds (2/3) of the total incentive pool is funded based on the Company’s ROE performance (as adjusted for the exclusions discussed below) relative to our Board-approved annual target (budget) ROE, as illustrated by the graph below to the right. There is a funding maximum of 200% of target (for achievement of 150% or more of our target ROE). Additionally, when performance is below target, the funding pool for executives is less than the general broad-based pool — there is no formulaic funding for executives if the Company meets less than 90% of its annual target ROE (compared to no formulaic funding at 80% of the target for other employees).

Exclusions/Adjustments

The Compensation Committee determines the extent to which the Company met its budgeted ROE performance target. It may adjust for out of the ordinary or non-recurring items, or other items that are subject to factors beyond management’s control, such as investment securities gains and losses. Adjustments are determined by the Compensation Committee, in coordination with the Audit Committee, who assesses the adjustments based on impact to the Company’s financials. Similar to prior years, for 2019, excluded items included the impact from: (i) certain gains or losses from the Company’s investment securities (including non-marketable securities, warrant securities and available-for-sale securities), largely because performance of such securities is subject to market performance beyond the Company’s control; (ii) impact from additional ICP funding above 100% of budget; and (iii) certain tax-related adjustments. The impact of all 2019 exclusions resulted in a lower adjusted ROE that reduced the overall funding of the 2019 ICP pool.

●  ROE Performance Against 2019 Peer Group (One-Third (1/3) of Pool) – The other one-third (1/3) of the total incentive pool is funded based on the Company’s actual (unadjusted) ROE performance of 20.0% for 2019, measured against ROE performance of the 2019 Peer Group, as illustrated in the graph to the right. There is no funding if our performance falls in the bottom five positions, and a funding at maximum if our performance falls in the top four positions. The extent of funding earned is subject to straight-line interpolation based on ROE performance of the fourth and fourteenth ranked companies.

The executive ICP funding pool is a target pool for determining executive awards. Actual awards are determined based on the Compensation Committee’s (or in the case of the CEO, the Board’s) assessment of Company and individual performance, as further discussed below. The Compensation Committee may approve awards outside of the actual funding pool, as it determines.

For 2019, the Compensation Committee approved the funding of the total ICP pool at 117% of total target for the executive team, based on:

●	Budget Performance – the Company achieved annual ROE (as adjusted) of 19.5% against the annual target ROE, resulting in the funding of 76% for 2/3 of the total pool; and
●	Relative Peer Performance – the Company ranked in the first position against our 2019 Peer Group, resulting in the maximum funding of 200% for 1/3 of the pool.

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ICP - 2019 NEO Awards

The Compensation Committee (or in the case of the CEO, the independent members of the Board) determines actual annual cash incentive awards for the NEOs based upon: the individual’s target incentive level; the funding based on the Company’s performance as described above; and the NEO’s individual performance. ICP awards for NEOs may be at, above, or below the target incentive. For 2019, each NEO was awarded the ICP amounts set forth in the table to the right.

NEO	2019 ICP Award
Greg Becker	$1,320,000
Dan Beck	575,000
Michael Descheneaux	900,000
John China	650,000
Phil Cox	575,000

In determining 2019 awards, the independent members of the Board (with respect to Mr. Becker) and the Compensation Committee (with respect to the other NEOs) considered a variety of factors that they believed to be relevant, including: (i) the overall strong performance of the Company and the respective areas of oversight of each NEO in 2019, and (ii) each NEO’s contributions to our business and financial results, execution of our 2019 corporate initiatives, corporate risk management, and broader leadership within the organization. Based on strong Company and individual performance, the NEOs received ICP awards between 110% to 120% of their applicable ICP targets.

Specifically for Mr. Becker, key factors considered included:

●	Strong financial performance and continuing growth in 2019:

◾  Annual EPS increase of 20%

◾  Annual net income increase of 17%

◾  Strong peer-leading ROE performance at 20%

◾  Average total asset growth of 15%

◾  Average total loan balances (net of unearned income) increase of 17%

◾  Average total client funds balance growth of 19%

◾  Core fee income plus investment banking revenue and commissions growth of 73%[1]

◾  Continued stable credit performance (net loan charge-offs were 0.24% of total gross loans)

◾  Strong overall capital and liquidity management (including preferred stock offering and early redemption of maturing debt)

●	Strong execution of the Company’s strategy and continued focus on overall business growth
●	Continued diversification of revenues through expansion of products and services
●

Continued focus on the growth of the core banking business, particularly internationally through the opening of our Canada branch and the continued expansion of our global presence in key international innovation markets

●	Effective integration and performance of our investment banking business, SVB Leerink
●	Excellence in continued advancement of our corporate brand and steadfast client focus
●	Strong focus on building for future operating leverage and continued progress against multi-year initiatives to transform key business processes and implementation of scalable solutions
●	Continued strengthening of the Company’s risk management and regulatory compliance to keep pace with growth
●	Continued focus on employee engagement initiatives
●	Ongoing development and succession planning of executive and non-executive leadership

Key factors considered by the Compensation Committee for the other NEOs, included: (i) for Mr. Beck, strong execution of overall financial management (including the Company’s inaugural preferred stock offering and early repayment of maturing debt), as well as leadership in key initiatives to improve our operating leverage; (ii) for Mr. Descheneaux, continued excellence in leadership of our core banking business, including global business growth, client focus, strategic execution and development of bank leadership team; (iii) for Mr. China, strong leadership to position SVB Capital to its next stage of growth; and (iv) for Mr. Cox, demonstrated leadership in the continued strengthening of our operational and technological foundation to support the Company’s growth in a scalable manner.

[1]

Core fee income plus investment banking revenue and commissions is comprised of our client investment fees, foreign exchange fees, credit card fees, deposit service charges, lending related fees, letters of credit and standby letters of credit fees, plus investment banking revenue and commissions — each of which are components of our noninterest income. Please see a reconciliation of core fee income plus investment banking revenue and commissions, a non-GAAP financial measure to the most closely related GAAP financial measure on Page 48 of our Annual Report on Form 10-K for the year ended December 31, 2019.

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Long-Term Equity Incentives

The Company believes that equity-based awards, in combination with the Company’s equity ownership guidelines as discussed below, tie each of the NEOs’ compensation to the Company’s long-term financial performance and align the interests of the NEOs and our stockholders. The Compensation Committee typically makes equity awards to each NEO at the time the individual is hired or promoted, and annually thereafter. The size of the awards reflects the overall number of shares available to the Company under our equity incentive plan, the Compensation Committee’s determination of an appropriate annual equity burn rate (the percentage of total shares outstanding that the Company has issued during the year in the form of equity compensation), the NEO’s role and performance, and the market compensation data for the NEO’s external peers.

In 2019, the Compensation Committee continued to focus on long-term, performance-based equity compensation. The Compensation Committee determined an annual target equity award total value for each NEO based on peer benchmarking comparisons, consistent with prior years’ equity mix reflecting a combination of PRSUs (50%), RSUs (25%) and stock options (25%) that vest over three or four years, as described below. In addition, in response to a highly competitive market, to incentivize continued high performance and enhance retention of our key executives, the Compensation Committee (and in the case of the CEO, the Board) made special, one-time equity (“Special Executive Equity” or “SEE”) award grants to the NEOs. The one-time awards were granted with the same equity mix as the annual equity awards (i.e. 75% performance-based) but incorporated ROE and EPS performance metrics as a supplement to the TSR and Strategic Business Objectives goals in our annual program. The Compensation Committee believed this one-time award would place enhanced focus on driving superior performance across these four areas. Both the annual and SEE equity awards were granted as of May 1, 2019 and are set forth in the table below, as well as further described below. Values indicated below reflect the fair values as of the grant date, calculated in accordance with applicable accounting standards and the Company’s grant practices. The PRSUs are reported based on achievement at target level.

	Annual Equity				Special One-Time (2019)
NEO	PRSUs (50%)	Stock Options (25%)	RSUs (25%)	TOTAL	PRSUs (50%)	Stock Options (25%)	RSUs (25%)	TOTAL

Greg Becker	$2,163,528	$1,026,476	$1,094,880	$4,284,884	$2,061,039	$964,612	$1,030,519	$4,056,170

Dan Beck	610,905	289,833	309,031	1,209,769	515,135	241,132	257,442	1,013,709

Michael Descheneaux	967,204	458,873	489,340	1,915,417	1,030,519	482,264	515,135	2,027,918

Phil Cox	508,964	241,499	257,442	1,007,905	1,030,519	482,264	515,135	2,027,918

John China	508,964	241,499	257,442	1,007,905	1,030,519	482,264	515,135	2,027,918

Annual Equity Awards

Stock Options and Restricted Stock Units (RSUs)

Stock options and RSUs are subject to annual vesting over a 4-year period. The stock options have a maximum term of 7 years from the date of grant. No performance-based criteria are associated with stock options and RSUs, as the increase in the value of these stock options, and the value of the RSUs, are inherently tied to the future performance of our Common Stock.

Performance-based Restricted Stock Units (PRSUs)

PRSUs are earned based on the achievement of certain performance metrics, as determined by the Compensation Committee. These metrics typically measure the Company’s performance on an absolute basis, as well as relative to peers. After the end of the specified performance period, the Compensation Committee will determine whether (and to what extent) the NEOs earned the PRSUs, subject to a maximum total payout of 150% of target award.

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For 2019, consistent with 2018 awards, the Compensation Committee granted PRSUs subject to vesting over a 3-year period (from 2019-2021) based on two performance metrics for the PRSUs, as further discussed below: (i) TSR relative to peers, and (ii) certain strategic business objectives. To the extent earned, these awards are subject to additional time-based vesting through January 31, 2022.

●  Relative TSR Against 2019 Peer Group (50% of Award). 50% of the PRSU award is funded at a maximum payout of 150% of target, and can become eligible to vest based on the Company’s TSR[2] performance over a 3-year period as ranked against the 2019 Peer Group (“Relative TSR”). Consistent with prior years, the committee selected Relative TSR as a key PRSU performance metric because it correlates directly with the Company’s stock price performance, which aligns with stockholder interests. No payout is made if the Company ranks in any of the bottom five positions and a maximum payout is made if the Company ranks in the top four positions.

●  Strategic Business Objectives (50% of Award). The other 50% of the PRSU award is funded at a maximum payout of 150% of target and can become eligible to vest based on the Company’s achievement against certain strategic business objectives (“Strategic Business Objectives”), as determined by the Compensation Committee in its evaluation of operating performance. While the Compensation Committee may take into account other considerations, the committee will, consistent with 2018 PRSU awards, primarily focus on objectives to improve the Company’s future operating leverage through the transformation of key business processes and the implementation of scalable solutions. In assessing these objectives, the Compensation Committee will look to evaluate three key areas: (i) scalable growth — evaluating our underlying financial fundamentals relative to operating expense growth, which will be weighted 50%; (ii) client experience — evaluating continual improvement in overall client satisfaction around our products and services (including net promoter scores), which will be weighted 25%; and (iii) employee enablement — evaluating our efforts to enhance processes and tools to make it easier for employees to perform their job responsibilities, which will be weighted 25%. These multi-year efforts include initiatives to streamline our global client onboarding processes, enhance our data infrastructure (including digitization and governance), implement employee enablement tools, and build out our Digital Bank. At the end of the 3-year period, the Compensation Committee will grade the Company’s performance against the various objectives in order to determine the level of achievement of the objectives.

Special One-Time Executive Equity Awards (SEE Awards)

A top priority for the Compensation Committee in 2019 continued to be driving long-term performance over the next several years, and incentivizing and retaining our executive leadership team, who are critical to the Company’s continued growth and success. At the time the SEE awards were considered and approved in 2019, the Board and Compensation Committee took note of the Company’s exceptional performance under the executive team over the past few years, as well as the potential retention risk in the highly-competitive banking industry. The Compensation Committee considered the strong historical performance, particularly between the years 2015 and 2018, during which the Company increased over the multi-year period:

●	annual net income by 183%;
●	annual average total assets by 35%;
●	annual average total loans, net of unearned income, by 74%; and
●	annual average total client funds by 63%.

Accordingly, the Compensation Committee (and in the case of the CEO’s compensation, the Board) believed it was important to grant our executives, including our NEOs, the SEE awards, which were designed to be primarily performance-based, subject to three-year performance and cliff vesting. These awards add additional incentives for our executives to achieve high performance through the use of PRSUs (50%) and stock options (25%), as well as help to reinforce retention of our executive team through the use of RSUs (25%).

Stock Options and Restricted Stock Units (RSUs)

Stock options and RSUs under the SEE awards are subject to 3-year cliff vesting. The stock options have a maximum term of 7 years from the date of grant.

2 TSR is measured based on the average closing stock price for the last two months of the applicable performance period and the average closing stock price for the two months immediately preceding the start of the performance period, with dividends reinvested.

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Performance-based Restricted Stock Units (PRSUs)

PRSUs under the SEE awards are subject to vesting over a 3-year period (from 2019-2021) based on two performance metrics, different from the annual PRSUs, as further discussed below: (i) EPS growth, and (ii) ROE relative to peers. To the extent earned as determined by the Compensation Committee (or the Board), these awards are subject to additional time-based vesting through January 31, 2022.

●  EPS Growth (50% of Award). 50% of the PRSUs is based on the Company’s Earnings Per Share (“EPS”) compound annual growth rate (“CAGR”) performance, measured over a three-year period (2019-2021), as illustrated by the graph to the right. The awards are subject to maximum funding of 150% of target based on an EPS CAGR of 15% or higher, and no funding for an EPS CAGR of 5% or less. The Compensation Committee believes that achievement of the maximum EPS growth levels would require sustained exceptional performance over the performance period, as the targets are significantly above the long-term strategic plan. The Compensation Committee determines the extent earned by the NEOs based on such EPS performance, and may exclude from such performance certain recurring items, such as stock repurchases and investment securities gains and losses, as well as make adjustments for other out of the ordinary or non-recurring items, as it deems appropriate, in consultation with the Audit Committee.

● ROE Performance Relative to Peers (50% of Award) – The other 50% of the PRSUs is based on the Company’s annual average ROE performance relative to the applicable peer group over a three-year period (2019-2021), as illustrated by the graph to the right. ROE is a key indicator of our success and measured on a relative basis, which ensures our leadership is motivated to outperform our applicable peers. There is no payout if our performance falls in the bottom five positions, and a payout maximum if our performance falls in the top four positions. The extent of funding earned is subject to straight-line interpolation based on ROE performance of the fourth and fourteenth ranked companies.

Previously Granted PRSU Awards for Performance Period Ended in 2019

In 2017, Messrs. Becker, Descheneaux, China and Cox were granted PRSU awards subject to performance over a 3-year performance period (2017-2019). (Mr. Beck did not participate in this grant, as he joined the Company after the awards were granted.) The 2017 PRSUs were subject to the following performance metrics: (i) 50% of the award was subject to the Company’s TSR performance relative to peers (similar to the 2019 PRSU awards), and (ii) 50% of the award was subject to the Company’s ROE (funding threshold) and foreign exchange and credit card fee income (“Selected Fee Income”) performance.

Upon completion of the 3-year performance period, the Compensation Committee determined that: (i) the Company’s relative TSR performance ranked in the first position against the applicable 2017 peer group (18 companies), and (ii) the 5% minimum average annual ROE funding threshold was met, and the Company achieved an average of 111% of its Selected Fee Income target for 2017, 2018 and 2019, respectively. As a result, the Compensation Committee (and in the case of the CEO, the Board) determined that 130.5% of the target PRSU awards were earned. The awards were also subject to a brief time-based vesting requirement, and were fully vested as of January 30, 2020. Messrs. Becker, Descheneaux, China and Cox each earned 13,196, 5,497, 3,299 and 2,308 shares, respectively, of our Common Stock upon vesting.

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Executive Benefits and Other Executive Compensation-Related Matters

Executive Benefits

Employee Retirement Benefits

Our NEOs are eligible to participate in our SVB Financial Group 401(k) (“401(k) Plan”) and Employee Stock Ownership Plan (“ESOP”), our combined qualified retirement and profit-sharing plan that is generally available to all of the Company’s U.S. employees. Our NEOs participate in the plan on the same terms as all other eligible employees. Other than our 401(k) Plan, we do not provide any pension, excess retirement or supplemental executive retirement to our NEOs.

Under our 401(k) Plan, our U.S. employees, including our NEOs, may make voluntary pre-tax and/or traditional/Roth post-tax deferrals up to the maximum provided for by IRS regulations. The Company provides dollar-for-dollar matching contributions up to a maximum of 5% of eligible compensation or the Internal Revenue Section 401(a) compensation limit, whichever is less. Company 401(k) matching contributions vest immediately upon deposit into the individual’s 401(k) account.

The plan also includes a profit-sharing component. Under the ESOP, we may make discretionary annual contributions for U.S. employees, as determined by the Compensation Committee. ESOP contributions may be in the form of cash, Common Stock or a combination of both, and are subject to certain vesting conditions. Contributions are determined based on the Company’s performance and are not adjusted to reflect individual performance.

Similar to prior years, for 2019, the Compensation Committee established performance criteria based on the Company’s adjusted ROE against budget (same as the calculation of 2/3 of the total ICP pool) to fund the ESOP contribution, and set the funding level to 1.25% of eligible compensation based on target ROE performance. Despite a higher allowable maximum under the ESOP, the Compensation Committee has committed to a funding maximum of 5%. Based on the Company’s 2019 above-target ROE performance, the Compensation Committee approved a contribution of 1.1% of eligible compensation in cash (50%) and Common Stock (50%) for all eligible participants.

Prior to his relocation to the U.S., Mr. Cox was eligible to participate in our U.K. Group Personal Pension Scheme (“Pension Scheme”) that is generally available to all of the Company’s U.K. employees. Under our Pension Scheme, because Mr. Cox was enrolled in U.K. statutory pension protection, the Company provided him with cash payments in lieu of employer matching contributions.

Deferred Compensation

We do not provide NEOs with any Company-funded deferred compensation benefits. However, in order to help them achieve their retirement objectives, we offer each NEO the opportunity to defer a portion of their income, beyond what is allowed to be deferred in the Company’s qualified retirement plan. Specifically, under our DCP, each individual may defer 5% to 50% of their base pay and 5% to 100% of eligible incentive payments during each plan year. The DCP is an unfunded plan, and participating executives bear the risk of forfeiture in the event that we cannot fund DCP liabilities. We do not match executive deferrals to the DCP. See “Compensation for Named Executive Officers—Non-Qualified Deferred Compensation.”

We establish and maintain a bookkeeping account for each participant that reflects compensation deferrals made by the executive along with any associated earnings, expenses, gains and losses. The amount in a participant’s account is adjusted for hypothetical investment earnings or losses in an amount equivalent to the gains or losses reported by the investment options selected by the participant from among the investment options designated for this purpose by the Company. A participant may, in accordance with rules and procedures we establish, change the investments to be used for the purpose of calculating future hypothetical investment adjustments to the participant’s account. The account of each participant is adjusted each business day to reflect: (a) the hypothetical investment earnings and/or losses described above; (b) participant deferrals; and (c) distributions or withdrawals from the account. Distributions or withdrawals from the DCP shall be made in full accordance with the requirements of Internal Revenue Code Section 409A. Among the NEOs, Mr. Becker is the only participant in the plan.

Health and Welfare Benefits/Time Away From Work

Our NEOs are eligible to participate in our standard health and welfare benefits program, which provides medical, dental, life, accident and disability coverage to all of our eligible U.S.-based employees. We do not provide executives with any health and welfare benefits that are not generally available to other Company employees. Additionally, under our “time away from work” policy, U.S. exempt employees, including our NEOs, do not accrue vacation benefits. Rather, such employees are expected to manage their time away from work, subject to the demands and needs of their jobs. Non-exempt U.S. employees and other non-U.S. employees continue to accrue vacation benefits formulaically.

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Executive Termination Benefits

See “Compensation for Named Executive Officers—Other Post-Employment Payments.”

Perquisites

We do not have any executive perquisite programs. Other than our executive Change in Control Plan, we do not have any special executive programs that offer benefits exclusively to our executives. Our executives receive the same retirement, health, welfare and other benefits that are generally available to our employees, and may also participate in certain programs that are available to members of senior management, such as our Deferred Compensation Plan. From time to time and on a limited basis, we may provide individual benefits deemed to be perquisites, which we generally believe serve, or are related to, a reasonable business-related or employment purpose. Additionally, we provided certain benefits to Mr. Cox that are deemed to be perquisites, but are customary in the U.K. or otherwise de minimis, such as car allowance benefits and imputed income for spousal attendance at business events. See “Compensation for Named Executive Officers — Summary Compensation Table.”

International Executive Relocation – Phil Cox

In connection with his promotion to Chief Operations Officer and the relocation of him and his family from London, England to the United States, Phil Cox (our former Head of EMEA and President of the UK Branch) received certain benefits, including temporary housing and relocation benefits (such as immigration fees, travel costs for him and his family, car rental and shipment of goods). Many of these benefits were similar to the relocation benefits the Company typically provides to other similarly-situated employees relocating internationally. Moreover, Mr. Cox’s relocation benefits are subject to repayment under certain employment termination events.

Stock Option and Other Equity Practices

Grant Practices for Executive Officers

The Compensation Committee approved all equity grants in 2019 made to executive officers of the Company, except that the independent members of the Board approved equity grants made to the Chief Executive Officer based on the Compensation Committee’s recommendation. Similar to prior years, 2019 annual equity compensation grants to executives were made effective during the second quarter of the year. Actual equity grants are determined based on the equity compensation dollar value awarded to executives, divided by either (i) the 30-day average (from date of grant) stock price (in the case of PRSUs and RSUs); or (ii) the 30-day average (from date of grant) stock price, multiplied by the ratio of the weighted average grant date fair value of stock options to the weighted average grant date fair value of RSUs, as reported in our most recent Annual Report on Form 10-K (in the case of stock options). The exercise price for stock option grants is equal to the closing market price on the grant’s effective date and time-based grants typically have an annual vesting period of 4 years, subject to continued employment or service. All 2019 annual grants to our NEOs were made in accordance with this practice.

For newly-hired executive officers, the Compensation Committee approves an equity grant amount prior to, or shortly after, the executive’s start of employment, and the effective grant date is typically set during an open trading window after they commence employment.

Grant Practices for Other Employees

The Board has delegated authority to the Equity Awards Committee to make equity grants to non-executive employees under our 2006 Equity Incentive Plan. The Equity Awards Committee is a committee of two, comprised of our Chief Executive Officer and the Chairman of our Board, and may not make equity grants to executives. The Equity Awards Committee may make grants only within established individual employee and aggregate share limits as determined by the Board. Any grant that does not meet the requirements established for the Equity Awards Committee must be made by the Board, the Compensation Committee or other authorized committee.

The Compensation Committee typically approves annual grants to all eligible employees, as well as any other grants that the Equity Awards Committee is not authorized to approve.

Policy Prohibitions Against Hedging and Pledging

In 2019, we amended our Insider Trading Policy to expand our restrictions on hedging activities. Pursuant to our policy, our directors, executive officers (including our NEOs) and employees are not permitted to hedge, sell puts or short, or otherwise engage in any transaction designed to establish downside price protection in any of the Company’s publicly-traded securities at any time. Additionally, our policy was recently amended in 2020 to expressly restrict directors and executive and Section 16 officers from holding in a margin account, or pledging or using as collateral to secure personal loans or other obligations, the Company’s publicly-traded securities at any time. Such activities were previously discouraged and not permitted in practice.

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Employment Agreements

Except for our at-will offer letters or as required by law, we do not have any individual employment agreements for our executives. None of our NEOs have an employment agreement.

Compensation Recovery Policy

Our executive officers are subject to a recoupment (or clawback) policy. Under the policy, subject to the determination of the Board or (in the case of any non-CEO executive officer) the Compensation Committee, the Company may recover or adjust any cash or equity-based compensation paid or payable to any such officer, including our NEOs, in the event of a material financial restatement or a material miscalculation of a financial metric used to determine the payment of a bonus or incentive award to such officer, to the extent permitted by applicable law.

Tax Considerations

Under Section 162(m) of the Internal Revenue Code of 1986, as amended, compensation paid to our covered executive officers (including our CEO) will not be deductible to the extent it exceeds $1,000,000. In 2019, the Compensation Committee considered the potential future effects of Section 162(m) when determining NEO compensation and the Compensation Committee is expected to consider the potential future effects of Section 162(m) when determining future NEO compensation.

Equity Ownership Guidelines for Executive Officers

The Company maintains stock ownership guidelines for the Company’s executive officers, including the NEOs. These stock ownership guidelines reflect the Board’s belief in the importance of aligning the economic interests of stockholders and management. The
Compensation Committee is responsible for setting and periodically reviewing the guidelines. Guidelines for each executive position are determined based on factors including the executive role, scope of responsibilities, base salary levels, Company stock price performance and market data. The current equity ownership guidelines applicable to executive officers are based on the value of the Company’s common stock as a percentage of annual base salary, as set forth in the table on the right.

There were no changes to the guidelines in 2019, other than updating the executive titles subject to the guidelines.

All executive officers have 5 years from the date on which they become an executive officer to attain the minimum level of ownership.

Executive Position	Stock Value as Percentage of Annual Base Salary
Chief Executive Officer	600%
President of Silicon Valley Bank	400%
Chief Credit Officer Chief Financial Officer Chief Operations Officer Chief Risk Officer President, SVB Capital	300%
Chief Human Resources Officer Chief Marketing Officer General Counsel	200%

The Governance Committee monitors compliance with these guidelines and reviews executive equity holdings on a quarterly basis. In evaluating whether executives are meeting the ownership guidelines, the Governance Committee considers the following as shares owned: (1) shares beneficially owned, (2) shares owned through investment in the Company’s stock fund in the SVB Financial Group 401(k) and Employee Stock Ownership Plan, and (3) earned but unvested awards of restricted stock awards and restricted stock units (subject to either time-based or performance-based vesting). Neither vested nor unvested stock options count towards the ownership guidelines. Exceptions to meeting the guidelines due to personal financial or other reasons are reviewed and determined by the Governance Committee.

As of December 31, 2019, all of our NEOs were in compliance with the applicable ownership guidelines or otherwise expected to achieve the requisite ownership levels within the designated 5-year time-frame.

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COMPENSATION FOR NAMED EXECUTIVE OFFICERS

Summary Compensation Table

The following table sets forth the compensation paid to our NEOs for the years ended December 31, 2019, 2018 and 2017, respectively:

Name and Principal Position	Year	Salary ($) (1)	Bonus ($) (2)	Stock Awards ($) (3) (4)	Stock Option Awards ($) (3) (4)	Non-Equity Incentive Plan Compensation ($) (5)	All Other Compensation ($) (6)	Total ($)

Greg Becker President & Chief Executive Officer	2019	995,385	–	6,349,966	1,991,088	1,320,000	21,106	10,677,545
	2018	953,654	2,500	3,750,539	1,312,805	1,745,000	22,858	7,787,356
	2017	945,673	–	2,790,728	926,248	1,435,000	25,494	6,123,143

Dan Beck Chief Financial Officer	2019	593,846	–	1,692,513	530,965	575,000	14,157	3,406,481
	2018	547,789	10,000	1,338,065	245,753	700,000	23,729	2,865,336
	2017	302,885	300,000	749,654	161,829	325,000	4,938	1,844,306

Michael Descheneaux President of Silicon Valley Bank	2019	748,654	–	3,002,198	941,137	900,000	21,959	5,613,948
	2018	723,462	–	1,638,638	573,635	1,100,000	19,111	4,054,846
	2017	682,692	–	1,162,666	385,917	965,000	18,559	3,214,834

Phil Cox (7) Chief Operations Officer	2019	610,170	–	2,312,060	723,763	575,000	439,562	4,660,555

John China President of SVB Capital	2019	595,539	–	2,312,060	723,763	650,000	19,340	4,300,702
	2018	556,096	–	936,365	327,776	750,000	22,430	2,592,667
	2017	520,673	–	697,637	231,562	650,000	19,597	2,119,469

(1)	For Mr. Cox, the 2019 amount includes the value of accrued but unused U.K. Holiday Pay, which was paid to him upon his relocation to the U.S.
(2)

For Mr. Becker, the 2018 amount reflects the value of our standard cash gift card for employees reaching 25 years of service. For Mr. Beck, the 2018 amount reflects a cash bonus and the 2017 amount reflects a signing bonus paid following his hire in 2017.

(3)

Values indicated for equity awards reflect the fair value of grants made during the fiscal year. Such values were computed in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC 718”). The amounts disclosed may never be realized. Assumptions used in calculating these amounts are included in the note entitled “Share-based Compensation” in our audited financial statements included in our Annual Report on Form 10-K for the applicable year. The amounts disclosed under the “Stock Awards” column also include the fair value of grants of certain performance-based restricted stock unit awards reported based on achievement at target level. The aggregate maximum fair value of such awards, assuming the highest level of achievement of the performance conditions, is 150% of the target level. For details of 2019 grants, see “Grants of Plan-Based Awards.” Additionally, the Company identified immaterial errors in the amounts disclosed in prior Proxy Statements for the fair value of grants of certain performance-based restricted unit awards granted in 2018 and 2017. The Company has corrected these amounts in the Stock Awards and Total columns in this table.

(4)

Stock Awards and Stock Option Awards include special one-time executive equity awards, subject to performance and cliff vesting (“Special Executive Equity” or “SEE” awards). For details of SEE awards, see “Compensation Discussion and Analysis—Long-Term Equity Incentives.”

(5)	Non-Equity Incentive Plan Compensation is comprised of ICP payments for each NEO.
(6)

The following table provides the amounts of other compensation, including perquisites, paid to, or on behalf of, our NEOs during 2019 included in the “All Other Compensation” column. Perquisites and other personal benefits are valued on the basis of the aggregate incremental cost to the Company.

	Greg Becker	Dan Beck	Michael Descheneaux	Phil Cox	John China

401(k) Match	$14,524	$11,077	$14,173	$14,808	$14,162

ESOP	3,080	3,080	3,080	3,080	3,080

Taxes Either Reimbursed or Paid on Behalf of NEO (a)	3,502	–	4,706	199,408	2,098

International Relocation Benefits (b)	–	–	–	202,179	–

Other Employment-Related Benefits (c)	–	–	–	20,087	–

Total	$21,106	$14,157	$21,959	$439,562	$19,340

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(a)

Amounts represent imputed income tax reimbursements and, for Mr. Cox, estimated imputed income tax and estimated income taxes paid on behalf of Mr. Cox that were incurred due to international business travel and relocation. The amount reported for Mr. Cox is an estimate due to the taxes we expect to process in 2020 which relate to 2019 and the difference in timing between the U.K. and U.S. tax years. The estimate includes estimated tax refunds to be received by the Company in 2020.

(b)

Amount represents relocation benefits associated with Mr. Cox’s relocation from the U.K. to the U.S, which consisted of (i) temporary housing costs of $112,760, (ii) household goods storage and shipment costs of $53,377 and (iii) travel and transportation costs, immigration services and other relocation assistance services.

(c)

Amount represents (i) cash in lieu of U.K. employer pension contribution of $13,779, (ii) international tax preparation services costs of $1,333 related to international business travel and relocation, (iii) U.K. auto allowance of $4,312 and (iv) imputed income for spousal attendance at business events of $663.

(7)

For reporting purposes in this Proxy Statement and where applicable, any compensation for Mr. Cox paid or otherwise denominated in British pounds was converted to U.S. dollars based on the exchange rate on the date paid or incurred or, for items not yet paid or incurred, the exchange rate on December 31, 2019.

Grants of Plan-Based Awards

The following table sets forth all plan-based awards, including equity awards and non-equity incentive awards, made to our NEOs during the year ended December 31, 2019.

Name	Grant Date	Compensation Committee or Board Approval Date		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards; Number of Shares of Stock or Units (3)	All Other Option Awards; Number of Securities Underlying Options	Exercise or Base Price of Option Awards $	Grant Date Fair Value of Stock and Option Awards (4) $
				Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Greg Becker	January 24, 2019	January 24, 2019		–	1,200,000	–	–	–	–	–	–	–	–
	May 1, 2019	April 25, 2019		–	–	–	4,372	8,744	13,116	–	–	–	2,163,528
	May 1, 2019	April 25, 2019		–	–	–	–	–	–	4,372	–	–	1,094,880
	May 1, 2019	April 25, 2019		–	–	–	–	–	–	–	12,169	250.43	1,026,476
	May 1, 2019	April 25, 2019	(5)	–	–	–	4,115	8,230	12,345	–	–	–	2,061,039
	May 1, 2019	April 25, 2019	(5)	–	–	–	–	–	–	4,115	–	–	1,030,519
	May 1, 2019	April 25, 2019	(5)	–	–	–	–	–	–	–	11,453	250.43	964,612
Dan Beck	January 23, 2019	January 23, 2019		–	480,000	–	–	–	–	–	–	–	–
	May 1, 2019	April 24, 2019		–	–	–	1,234	2,469	3,703	–	–	–	610,905
	May 1, 2019	April 24, 2019		–	–	–	–	–	–	1,234	–	–	309,031
	May 1, 2019	April 24, 2019		–	–	–	–	–	–	–	3,436	250.43	289,833
	May 1, 2019	April 24, 2019	(5)	–	–	–	1,028	2,057	3,085	–	–	–	515,135
	May 1, 2019	April 24, 2019	(5)	–	–	–	–	–	–	1,028	–	–	257,442
	May 1, 2019	April 24, 2019	(5)	–	–	–	–	–	–	–	2,863	250.43	241,132
Michael Descheneaux	January 23, 2019	January 23, 2019		–	750,000	–	–	–	–	–	–	–	–
	May 1, 2019	April 24, 2019		–	–	–	1,954	3,909	5,863	–	–	–	967,204
	May 1, 2019	April 24, 2019		–	–	–	–	–	–	1,954	–	–	489,340
	May 1, 2019	April 24, 2019		–	–	–	–	–	–	–	5,440	250.43	458,873
	May 1, 2019	April 24, 2019	(5)	–	–	–	2,057	4,115	6,172	–	–	–	1,030,519
	May 1, 2019	April 24, 2019	(5)	–	–	–	–	–	–	2,057	–	–	515,135
	May 1, 2019	April 24, 2019	(5)	–	–	–	–	–	–	–	5,726	250.43	482,264
Phil Cox	January 23, 2019	January 23, 2019		–	480,000	–	–	–	–	–	–	–	–
	May 1, 2019	April 24, 2019		–	–	–	1,028	2,057	3,085	–	–	–	508,964
	May 1, 2019	April 24, 2019		–	–	–	–	–	–	1,028	–	–	257,442
	May 1, 2019	April 24, 2019		–	–	–	–	–	–	–	2,863	250.43	241,499
	May 1, 2019	April 24, 2019	(5)	–	–	–	2,057	4,115	6,172	–	–	–	1,030,519
	May 1, 2019	April 24, 2019	(5)	–	–	–	–	–	–	2,057	–	–	515,135
	May 1, 2019	April 24, 2019	(5)	–	–	–	–	–	–	–	5,726	250.43	482,264

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Name	Grant Date	Compensation Committee or Board Approval Date		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards; Number of Shares of Stock or Units (3)	All Other Option Awards; Number of Securities Underlying Options	Exercise or Base Price of Option Awards $	Grant Date Fair Value of Stock and Option Awards (4) $
				Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
John China	January 23, 2019	January 23, 2019		–	540,000	–	–	–	–	–	–	–	–
	May 1, 2019	April 24, 2019		–	–	–	1,028	2,057	3,085	–	–	–	508,964
	May 1, 2019	April 24, 2019		–	–	–	–	–	–	1,028	–	–	257,442
	May 1, 2019	April 24, 2019		–	–	–	–	–	–	–	2,863	250.43	241,499
	May 1, 2019	April 24, 2019	(5)	–	–	–	2,057	4,115	6,172	–	–	–	1,030,519
	May 1, 2019	April 24, 2019	(5)	–	–	–	–	–	–	2,057	–	–	515,135
	May 1, 2019	April 24, 2019	(5)	–	–	–	–	–	–	–	5,726	250.43	482,264

(1)	The ICP amounts represent target levels. There are no individual thresholds or maximum amounts.
(2)

For the performance-based restricted stock unit grants to the NEOs made in 2019, the performance achievement will be determined as of December 31, 2021 for the 2019-2021 performance period based upon the performance criteria presented under “Compensation Discussion and Analysis—Equity Incentives.”

(3)	The stock awards reported reflect restricted stock unit awards granted to each NEO.
(4)

The fair values reported above are also reported in the “Summary Compensation Table” under the “Stock Awards” and “Stock Option Awards” columns. Amounts shown represent the grant date fair values of stock options and stock awards granted in the fiscal year indicated, which were computed in accordance with ASC Topic 718. The amounts disclosed may never be realized. Assumptions used in calculating these amounts are included in the note entitled “Share-based Compensation” of our audited financial statements included in our Annual Report on Form 10-K for the applicable year.

(5)	Indicates special one-time executive equity awards (“SEE” awards).

Option Exercises and Stock Vested

The following table sets forth the number of securities underlying equity awards that vested (in the case of restricted stock) or were exercised (in the case of stock options) by the NEOs during the year ended December 31, 2019, and the value realized upon such vesting or exercise.

	OPTION AWARDS		STOCK AWARDS

Name	Number of Shares Acquired on Exercise	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting	Value Realized on Vesting ($)

Greg Becker	9,828	1,656,449	26,391	6,405,368

Dan Beck	–	–	1,291	281,100

Michael Descheneaux	11,000	1,331,808	10,318	2,505,259

Phil Cox	1,531	167,980	3,915	951,043

John China	13,200	2,355,841	6,369	1,545,752

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Outstanding Equity Awards at Fiscal Year End

The following tables set forth all outstanding equity awards to the NEOs as of December 31, 2019. The exercise price for each of the stock option grants reported below is equal to the closing market price on the applicable grant date. The vesting schedule for each outstanding equity award is provided in the footnotes to the table below. Outstanding stock awards are valued based upon the closing market price of our stock as of December 31, 2019, which was $251.04 per share.

	OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (# Exercisable)	Number of Securities Underlying Unexercised Options (# Unexercisable)		Equity Incentive Plan Awards; Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price (per option) ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)

Greg Becker	5,000	–		–	71.11	April 30, 2020	–	–	1,827	(1)	458,650

	24,343	–		–	107.98	April 29, 2021	–	–	2,472	(2)	620,571

	16,237	–		–	129.81	May 1, 2022	–	–	2,955	(3)	741,823

	18,714	6,237	(1)	–	105.18	May 2, 2023	–	–	4,372	(4)	1,097,547

	7,960	7,960	(2)	–	178.39	May 2, 2024	–	–	4,115	(5)	1,033,030

	3,089	9,267	(3)	–	305.46	May 1, 2025	–	–	15,168	(6)	3,807,775

	–	12,169	(4)	–	250.43	May 1, 2026	–	–	11,824	(7)	2,968,297

	–	11,453	(5)	–	250.43	May 1, 2026	–	–	13,116	(8)	3,292,641

									12,345	(8)	3,099,089

Dan Beck	1,470	1,469	(9)	–	169.49	June 5, 2024	–	–	1,368	(9)	343,423

	579	1,734	(3)	–	305.46	May 1, 2025	–	–	842	(9)	211,376

	–	3,436	(4)	–	250.43	May 1, 2026	–	–	553	(3)	138,825

	–	2,863	(5)	–	250.43	May 1, 2026	–	–	1,234	(4)	309,783

									1,028	(5)	258,069

									5,166	(7)	1,296,873

									3,703	(8)	929,601

									3,085	(8)	774,458

Michael Descheneaux	711	–		–	107.98	April 29, 2021	–	–	707	(1)	177,485

	1,495	–		–	129.81	May 1, 2022	–	–	1,030	(2)	258,571

	3,244	2,414	(1)	–	105.18	May 2, 2023	–	–	1,291	(3)	324,093

	3,317	3,316	(2)	–	178.39	May 2, 2024	–	–	1,954	(4)	490,532

	1,350	4,049	(3)	–	305.46	May 1, 2025	–	–	2,057	(5)	516,389

	–	5,440	(4)	–	250.43	May 1, 2026	–	–	6,319	(6)	1,586,322

	–	5,726	(5)	–	250.43	May 1, 2026	–	–	5,166	(7)	1,296,873

									5,863	(8)	1,471,848

									6,172	(8)	1,549,419

Phil Cox	–	905	(1)	–	105.18	May 2, 2023	–	–	265	(1)	66,526

	55	54	(2)	–	178.39	May 2, 2024	–	–	432	(2)	108,449

	1,339	1,338	(2)	–	178.39	May 2, 2024	–	–	534	(3)	134,055

	559	1,677	(3)	–	305.46	May 1, 2025	–	–	1,028	(4)	258,069

	–	2,863	(4)	–	250.43	May 1, 2026	–	–	2,057	(5)	516,389

	–	5,726	(5)	–	250.43	May 1, 2026	–	–	2,653	(6)	666,009

									2,140	(7)	537,226

									3,085	(8)	774,458

									6,172	(8)	1,549,419

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	OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (# Exercisable)	Number of Securities Underlying Unexercised Options (# Unexercisable)		Equity Incentive Plan Awards; Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price (per option) ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)

John China	2,000	–		–	71.11	April 30, 2020	–	–	442	(1)	110,960

	5,842	–		–	107.98	April 29, 2021	–	–	618	(2)	155,143

	3,542	–		–	129.81	May 1, 2022	–	–	738	(3)	185,268

	4,527	1,509	(1)	–	105.18	May 2, 2023	–	–	1,028	(4)	258,069

	1,990	1,990	(2)	–	178.39	May 2, 2024	–	–	2,057	(5)	516,389

	772	2,313	(3)	–	305.46	May 1, 2025	–	–	3,792	(6)	951,944

	–	2,863	(4)	–	250.43	May 1, 2026	–	–	2,952	(7)	741,070

	–	5,726	(5)	–	250.43	May 1, 2026	–	–	3,085	(8)	774,458

									6,172	(8)	1,549,419

(1)	Options and awards scheduled to vest on May 2, 2020.
(2)	Options and awards scheduled to vest with respect to one-half of the underlying shares on each of May 2, 2020 and 2021, respectively.
(3)	Options and awards scheduled to vest with respect to one-third of the underlying shares on each of May 1, 2020, 2021 and 2022, respectively.
(4)	Options and awards scheduled to vest with respect to one-fourth of the underlying shares on each of May 1, 2020, 2021, 2022 and 2023, respectively.
(5)	Options and awards scheduled to vest on May 1, 2022.
(6)

Performance-based restricted stock units scheduled to vest on January 30, 2020, reported assuming maximum award at 150% of target. Following the fiscal year-end, the actual shares earned pursuant to these awards were determined to be 130.5% of target.

(7)	Performance-based restricted stock units scheduled to vest on January 29, 2021, reported assuming maximum award at 150% of target.
(8)	Performance-based restricted stock units scheduled to vest on January 31, 2022, reported assuming maximum award at 150% of target.
(9)	Options and awards scheduled to vest with respect to one-half of the underlying shares on each of June 5, 2020 and 2021, respectively.

Pension Benefits

We do not maintain any defined benefit pension plans in which any of our executive officers participate.

Non-Qualified Deferred Compensation

The following table sets forth information about executive contributions to, earnings from, and distributions of non-qualified deferred compensation under our Deferred Compensation Plan. There were no above-market or preferential earnings on any compensation that was deferred. We do not maintain any other non-qualified deferred compensation program for our NEOs.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last December 31, 2019 ($)

Greg Becker (1)	619,885	–	124,875	42,783	1,028,009

Dan Beck	–	–	–	–	–

Michael Descheneaux	–	–	–	–	–

Phil Cox	–	–	–	–	–

John China	–	–	–	–	–

(1)

The amounts in the above table attributable to Mr. Becker’s 2019 Deferred Compensation contributions are also reflected in the Summary Compensation Table above. Mr. Becker also elected to participate in the Deferred Compensation Plan in 2005.

Other Post-Employment Payments

There are certain circumstances in which our NEOs may be entitled to post-employment payments, which are discussed in further detail below:

Change in Control Severance Plan

Our Change in Control Severance Plan (the “Change in Control Plan”), as adopted in 2006 and amended from time to time, provides a specified severance benefit to our executive officers in the event their employment is involuntarily terminated or they resign from

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such employment for “good reason” following a change in control of the Company. Generally under the plan, “good reason” is defined as the occurrence of any of the following events without the covered employee’s written consent: (i) a material, involuntary reduction in responsibilities, authorities or functions, except in connection with a termination of employment for death, disability, retirement, fraud, misappropriation, embezzlement and other exclusions; (ii) a material reduction in base salary; (iii) a reduction in total compensation to less than 85% of the amount provided for the last full calendar year; or (iv) a relocation of more than 50 miles. We adopted this plan in order to ensure that our executives remain incentivized to consider and, if it is determined by the Board or stockholders (as appropriate) to be in our best interests, to act diligently to promote a change in the control of the Company. The plan does not provide for any 280G excise tax gross-up provisions; however, in the event the severance benefit received by an executive would be subject to an excise tax under Section 4999 of the Internal Revenue Code, the executive will receive either the full amount of the severance benefit or a reduced amount such that no portion of the severance benefit is subject to the excise tax, whichever results in the greater after-tax benefit to the executive.

We did not make any amendments or changes to the plan in 2019.

The plan provides for a cash severance payment equal to 300% of base salary and target ICP incentive for the Chief Executive Officer, 200% of base salary and target ICP incentive for certain executive officers, including the chief financial officer and, the bank’s president, and 100% of base salary and target ICP incentive for other executive officers. In addition, it provides for up to 12 months of Company-paid COBRA medical, dental and vision coverage, and certain outplacement services.

The circumstances that constitute a “change in control” are set forth in the Change in Control Plan. Generally, a change in control includes a merger or consolidation, other than a merger or consolidation in which the owners of our voting securities own 50% or more of the voting securities of the surviving entity; a liquidation or dissolution or the closing of the sale or other disposition of all or substantially all of our assets; an acquisition by any person, directly or indirectly, of 50% or more of our voting securities; and an acquisition by any person, directly or indirectly, of 25% or more of our voting securities and, within 12 months of the occurrence of such event, a change in the composition of the Board occurs as a result of which 60% or fewer of the directors are incumbent directors.

Our Change in Control Plan includes a number of restrictive covenants that govern the executives’ rights to receive benefits under the plan. Generally, unless we provide otherwise in writing, the executive must not directly or indirectly engage in, have any ownership in or participate in the financing, operation, management or control of any person, firm, corporation or business that competes with us or our affiliates, or any of our customers or our affiliates for a period of (i) 18 months, in the case of the chief executive officer (ii) 12 months, in the case of the chief financial officer and the Bank’s president and (iii) six months, in the case of most other covered executives. In addition, unless we provide otherwise in writing, the executive may not directly or indirectly solicit, recruit, otherwise hire or attempt to hire any of our employees or cause any such person to leave his or her employment during the periods described in the previous sentence. Finally, the executive must execute a general release of claims in our favor covering all claims arising out of the executive’s involuntary termination of employment (as defined in the Change in Control Plan) and employment with us and our affiliates.

Any benefits payable to an executive under this plan are reduced by any severance benefits we may pay to that executive under any other policy, plan, program or arrangement, including our Group Severance Benefit Policy.

Severance Benefit Policy

Our Severance Benefit Policy provides severance pay and benefits to eligible employees who are involuntarily terminated from employment due to staff reduction, position elimination, closure of a business unit, organization restructuring or such other circumstances, as we deem appropriate for the payment of severance benefits. The policy is intended to promote our ability to modify our workforce and structure, while providing a reasonable level of certainty and job security to our employees. The policy covers all regular full-time and part-time U.S. employees, including the NEOs.

The Severance Benefit Policy provides for a cash severance payment based on job-level. For NEOs, this benefit is equal to six weeks’ pay per year of service including a pro-rata amount for each partial year worked, with a minimum benefit of six months’ pay and a maximum benefit of one year’s pay. In addition, under the policy, we continue to make co-payments for COBRA medical, dental, and vision coverage during the severance pay period and pay designated outplacement services provided by a Company-selected external vendor. Any benefits payable to an executive under this policy are reduced by any severance benefits we pay to that executive under any other policy, plan, program, or arrangement, including our Change in Control Plan discussed above.

2006 Equity Incentive Plan

Our 2006 Equity Incentive Plan, in which the NEOs participate, provides for full vesting of outstanding awards in the event of a change in control (as defined in the plan) of the Company in the event that a successor corporation does not assume or substitute an equivalent option or right for the original equity awards under the plan. In addition, effective as of January 7, 2015, we amended the

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equity awards agreements under the plan to provide for certain vesting of outstanding awards upon the termination of a participant’s employment due to death or disability as follows: (i) full vesting of any outstanding stock option awards, restricted stock unit awards subject to time-based vesting, restricted stock awards and stock appreciation rights awards; and (ii) pro-rated vesting for any outstanding restricted stock unit awards subject to performance conditions based on the level of achievement of the applicable performance conditions as of the date of termination. These changes apply to all outstanding awards on a retrospective basis, as well as to any new grants made under the applicable amended form of award agreement on a prospective basis.

Certain Executive Severance Arrangements

In connection with Mr. Descheneaux’s promotion to the role of President, Silicon Valley Bank during 2017, we provided Mr. Descheneaux with a limited severance arrangement. Under the arrangement, in the event Mr. Descheneaux was terminated other than for cause or by reason of his death or disability following his appointment, but on or before July 1, 2019, he would have been entitled to receive the greater of: (A) the direct cash amount he would be eligible to receive under the Company’s Severance Benefit Policy (and if applicable, the Company’s Change in Control Severance Plan) or (B) if the termination occurred on or after (i) the effectiveness of his appointment through December 31, 2017, a multiple of two times his annual base salary and incentive compensation; (ii) January 1, 2018 through July 1, 2018, a multiple of one and one-half times his base salary and incentive compensation; (iii) July 2, 2018 through December 31, 2018, a multiple of one times his base salary and incentive compensation; or (iv) January 1, 2019 through July 1, 2019, a multiple of one-half times his base salary and incentive compensation, each as in effect at such time. As of July 1, 2019, this severance arrangement has lapsed. Accordingly, the amounts payable to Mr. Descheneaux in the event of an involuntary termination (not for cause) and reported under “Payments upon Termination of Employment” are calculated based on the terms of our U.S. Severance Benefit Policy.

Payments upon Termination of Employment

The following tables summarize the payments that would be payable to our NEOs, as of December 31, 2019, in the event of various termination scenarios, including voluntary resignation, involuntary termination for cause, involuntary termination (not for cause), involuntary termination for good reason or after a change in control, death and disability.

	GREG BECKER, PRESIDENT & CHIEF EXECUTIVE OFFICER
Compensation and Benefits	Voluntary Resignation (including Retirement) ($)	Involuntary Termination for Cause ($)	Involuntary Termination (Not for Cause) ($)(1)	Involuntary or for Good Reason After Change-in- Control ($)(2)		Death ($)		Disability ($)

Cash severance pay	–	–	1,000,000	6,600,000		–		–

Market value of unvested stock options which would vest (3)	–	–	–	1,502,432		1,502,432		1,502,432

Market value of unvested restricted stock which would vest (3)	–	–	–	13,504,446	(4)	10,001,183	(5)	10,001,183 (5)

Company-paid health benefits	–	–	15,430	20,863		–		–

Accelerated retirement plan vesting	–	–	–	–		–		–

Company-paid outplacement benefits	–	–	20,000	20,000		–		–

Deferred Compensation Plan balance payable (6)	1,028,009	1,028,009	1,028,009	1,028,009		1,028,009		1,028,009

TOTAL	$1,028,009	$1,028,009	$2,063,439	$22,675,750		$12,531,624		$12,531,624

(1)

Cash severance pay, Company-paid health benefits and Company-paid outplacement benefits reported under “Involuntary Termination (Not for Cause)” are calculated based on the terms of our U.S. Severance Benefit Policy.

(2)

Cash severance pay, Company-paid health benefits and Company-paid outplacement benefits reported under “Involuntary or for Good Reason After Change-in-Control” are calculated based on the terms of our Change in Control Severance Plan for Executives. Consistent with that plan, amounts reported are calculated assuming no tax adjustment. Under our 2006 Equity Incentive Plan, if outstanding equity awards are not assumed or substituted by the successor of the Company upon a change-in-control event, all such awards will fully vest and all restrictions thereon will lapse. The amounts reported in this table assume that such equity awards are not assumed or substituted.

(3)	The market value of unvested equity that would vest is calculated assuming a market value of $251.04 per share (the closing stock price as of December 31, 2019).
(4)

The amount reported is comprised of (i) the market value of unvested restricted stock of $3,951,621 and (ii) the market value of performance-based restricted stock unit awards of $9,552,825 (performance-based restricted stock unit awards for which final performance has not been determined as of December 31, 2019 are deemed to be achieved at target level for purposes of this calculation). See “Other Post-Employment Payments – 2006 Equity Incentive Plan.”

(5)

The amount reported is comprised of (i) the market value of unvested restricted stock of $3,951,621 and (ii) the market value of performance-based restricted stock unit awards of $6,049,562 (performance-based restricted stock unit awards for which final performance has not been determined as of December 31, 2019 are deemed to be achieved at target level for purposes of this calculation). See “Other Post-Employment Payments – 2006 Equity Incentive Plan.”

(6)

Deferred Compensation Plan balance for Mr. Becker reflects account balance as of December 31, 2019. Mr. Becker is entitled to receive his account balance under each of the termination scenarios, to be paid in accordance with the plan and Mr. Becker’s payment elections.

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	DAN BECK, CHIEF FINANCIAL OFFICER
Compensation and Benefits	Voluntary Resignation (including Retirement) ($)	Involuntary Termination for Cause ($)	Involuntary Termination (Not for Cause) ($)(1)	Involuntary or for Good Reason After Change-in- Control ($)(2)		Death ($)		Disability ($)

Cash severance pay	–	–	300,000	2,160,000		–		–

Market value of unvested stock options which would vest (3)	–	–	–	123,639		123,639		123,639

Market value of unvested restricted stock which would vest (3)	–	–	–	3,262,265	(4)	2,215,428	(5)	2,215,428	(5)

Company-paid health benefits	–	–	11,966	30,969		–		–

Accelerated retirement plan vesting (6)	–	–	–	6,131		6,131		6,131

Company-paid outplacement benefits	–	–	7,500	7,500		–		–

Deferred Compensation Plan balance payable	–	–	–	–		–		–

TOTAL	$–	$–	$319,466	$5,590,504		$2,345,198		$2,345,198

(1)

Cash severance pay, Company-paid health benefits and Company-paid outplacement benefits reported under “Involuntary Termination (Not for Cause)” are calculated based on the terms of our U.S. Severance Benefit Policy.

(2)

Cash severance pay, Company-paid health benefits and Company-paid outplacement benefits reported under “Involuntary or for Good Reason After Change-in-Control” are calculated based on the terms of our Change in Control Severance Plan for Executives. Consistent with that plan, amounts reported are calculated assuming no tax adjustment. Under our 2006 Equity Incentive Plan, if outstanding equity awards are not assumed or substituted by the successor of the Company upon a change-in-control event, all such awards will fully vest and all restrictions thereon will lapse. The amounts reported in this table assume that such equity awards are not assumed or substituted.

(3)	The market value of unvested equity that would vest is calculated assuming a market value of $251.04 per share (the closing stock price as of December 31, 2019).
(4)

The amount reported is comprised of (i) the market value of unvested restricted stock of $1,261,476 and (ii) the market value of performance-based restricted stock unit awards of $2,000,789 (performance-based restricted stock unit awards for which final performance has not been determined as of December 31, 2019 are deemed to be achieved at target level for purposes of this calculation). See “Other Post-Employment Payments – 2006 Equity Incentive Plan.”

(5)

The amount reported is comprised of (i) the market value of unvested restricted stock of $1,261,476 and (ii) the market value of performance-based restricted stock unit awards of $953,952 (performance-based restricted stock unit awards for which final performance has not been determined as of December 31, 2019 are deemed to be achieved at target level for purposes of this calculation). See “Other Post-Employment Payments – 2006 Equity Incentive Plan.”

(6)

Mr. Beck was 40% vested in his ESOP retirement account as of December 31, 2019. Amounts reported reflect the unvested portion, which would vest in the event of an involuntary termination or resignation for “good reason” following a change-in-control, death or disability.

	MICHAEL DESCHENEAUX, PRESIDENT OF SILICON VALLEY BANK
Compensation and Benefits	Voluntary Resignation (including Retirement) ($)	Involuntary Termination for Cause ($)	Involuntary Termination (Not for Cause) ($)(1)	Involuntary or for Good Reason After Change-in- Control ($)(2)		Death ($)		Disability ($)

Cash severance pay	–	–	750,000	3,000,000		–		–

Market value of unvested stock options which would vest (3)	–	–	–	599,825		599,825		599,825

Market value of unvested restricted stock which would vest (3)	–	–	–	6,025,965	(4)	4,393,200	(5)	4,393,200	(5)

Company-paid health benefits	–	–	23,932	30,969		–		–

Accelerated retirement plan vesting	–	–	–	–		–		–

Company-paid outplacement benefits	–	–	7,500	7,500		–		–

Deferred Compensation Plan balance payable	–	–	–	–		–		–

TOTAL	$–	$–	$781,432	$9,664,259		$4,993,025		$4,993,025

(1)

Cash severance pay, Company-paid health benefits and Company-paid outplacement benefits reported under “Involuntary Termination (Not for Cause)” are calculated based on the terms of our U.S. Severance Benefit Policy.

(2)

Cash severance pay, Company-paid health benefits and Company-paid outplacement benefits reported under “Involuntary or for Good Reason After Change-in-Control” are calculated based on the terms of our Change in Control Severance Plan for Executives. Consistent with that plan, amounts reported are calculated assuming no tax adjustment. Under our 2006 Equity Incentive Plan, if outstanding equity awards are not assumed or substituted by the successor of the Company upon a change-in-control event, all such awards will fully vest and all restrictions thereon will lapse. The amounts reported in this table assume that such equity awards are not assumed or substituted.

(3)	The market value of unvested equity that would vest is calculated assuming a market value of $251.04 per share (the closing stock price as of December 31, 2019).
(4)

The amount reported is comprised of (i) the market value of unvested restricted stock of $1,767,071 and (ii) the market value of performance-based restricted stock unit awards of $4,258,894 (performance-based restricted stock unit awards for which final performance has not been determined as of December 31, 2019 are deemed to be achieved at target level for purposes of this calculation). See “Other Post-Employment Payments – 2006 Equity Incentive Plan.”

(5)

The amount reported is comprised of (i) the market value of unvested restricted stock of $1,767,071 and (ii) the market value of performance-based restricted stock unit awards of $2,626,129 (performance-based restricted stock unit awards for which final performance has not been determined as of December 31, 2019 are deemed to be achieved at target level for purposes of this calculation). See “Other Post-Employment Payments – 2006 Equity Incentive Plan.”

55

	PHIL COX, CHIEF OPERATIONS OFFICER
Compensation and Benefits	Voluntary Resignation (including Retirement) ($)	Involuntary Termination for Cause ($)	Involuntary Termination (Not for Cause) ($)(1)	Involuntary or for Good Reason After Change-in- Control ($)(2)		Death ($)		Disability ($)

Cash severance pay	–	–	600,000	1,080,000		–		–

Market value of unvested stock options which would vest (3)	–	–	–	238,371		238,371		238,371

Market value of unvested restricted stock which would vest (3)	–	–	–	3,570,542	(4)	2,417,265	(5)	2,417,265	(5)

Company-paid health benefits	–	–	24,516	33,182		–		–

Accelerated retirement plan vesting	–	–	–	–		–		–

Company-paid outplacement benefits	–	–	7,500	7,500		–		–

Deferred Compensation Plan balance payable	–	–	–	–		–		–

TOTAL	$–	$–	$632,016	$4,929,595		$2,655,636		$2,655,636

(1)

Cash severance pay, Company-paid health benefits and Company-paid outplacement benefits reported under “Involuntary Termination (Not for Cause)” are calculated based on the terms of our U.S. Severance Benefit Policy.

(2)

Cash severance pay, Company-paid health benefits and Company-paid outplacement benefits reported under “Involuntary or for Good Reason After Change-in-Control” are calculated based on the terms of our Change in Control Severance Plan for Executives. Consistent with that plan, amounts reported are calculated assuming no tax adjustment. Under our 2006 Equity Incentive Plan, if outstanding equity awards are not assumed or substituted by the successor of the Company upon a change-in-control event, all such awards will fully vest and all restrictions thereon will lapse. The amounts reported in this table assume that such equity awards have not been assumed or substituted.

(3)	The market value of unvested equity that would vest is calculated assuming a market value of $251.04 per share (the closing stock price as of December 31, 2019).
(4)

The amount reported is comprised of (i) the market value of unvested restricted stock of $1,083,489 and (ii) the market value of performance-based restricted stock unit awards of $2,487,053 (performance-based restricted stock unit awards for which final performance has not been determined as of December 31, 2019 are deemed to be achieved at target level for purposes of this calculation). See “Other Post-Employment Payments – 2006 Equity Incentive Plan.”

(5)

The amount reported is comprised of (i) the market value of unvested restricted stock of $1,083,489 and (ii) the market value of performance-based restricted stock unit awards of $1,333,776 (performance-based restricted stock unit awards for which final performance has not been determined as of December 31, 2019 are deemed to be achieved at target level for purposes of this calculation). See “Other Post-Employment Payments – 2006 Equity Incentive Plan.”

	JOHN CHINA, PRESIDENT OF SVB CAPITAL
Compensation and Benefits	Voluntary Resignation (including Retirement) ($)	Involuntary Termination for Cause ($)	Involuntary Termination (Not for Cause) ($)(1)	Involuntary or for Good Reason After Change-in- Control ($)(2)		Death ($)		Disability ($)

Cash severance pay	–	–	600,000	1,140,000		–		–

Market value of unvested stock options which would vest (3)	–	–	–	369,916		369,916		369,916

Market value of unvested restricted stock which would vest (3)	–	–	–	4,097,475	(4)	2,898,759	(5)	2,898,759	(5)

Company-paid health benefits	–	–	23,932	30,969		–		–

Accelerated retirement plan vesting	–	–	–	–		–		–

Company-paid outplacement benefits	–	–	7,500	7,500		–		–

Deferred Compensation Plan balance payable	–	–	–	–		–		–

TOTAL	$–	$–	$631,432	$5,645,860		$3,268,675		$3,268,675

(1)

Cash severance pay, Company-paid health benefits and Company-paid outplacement benefits reported under “Involuntary Termination (Not for Cause)” are calculated based on the terms of our U.S. Severance Benefit Policy.

(2)

Cash severance pay, Company-paid health benefits and Company-paid outplacement benefits reported under “Involuntary or for Good Reason After Change-in-Control” are calculated based on the terms of our Change in Control Severance Plan for Executives. Consistent with that plan, amounts reported are calculated assuming no tax adjustment. Under our 2006 Equity Incentive Plan, if outstanding equity awards are not assumed or substituted by the successor of the Company upon a change-in-control event, all such awards will fully vest and all restrictions thereon will lapse. The amounts reported in this table assume that such equity awards are not assumed or substituted.

(3)	The market value of unvested equity that would vest is calculated assuming a market value of $251.04 per share (the closing stock price as of December 31, 2019).
(4)

The amount reported is comprised of (i) the market value of unvested restricted stock of $1,225,828 and (ii) the market value of performance-based restricted stock unit awards of $2,871,647 (performance-based restricted stock unit awards for which final performance has not been determined as of December 31, 2019 are deemed to be achieved at target level for purposes of this calculation). See “Other Post-Employment Payments – 2006 Equity Incentive Plan.”

(5)

The amount reported is comprised of (i) the market value of unvested restricted stock of $1,225,828 and (ii) the market value of performance-based restricted stock unit awards of $1,672,931 (performance-based restricted stock unit awards for which final performance has not been determined as of December 31, 2019 are deemed to be achieved at target level for purposes of this calculation). See “Other Post-Employment Payments – 2006 Equity Incentive Plan.”

56

CEO PAY RATIO

Ratio Based on 2019 Compensation

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Mr. Greg Becker, our President and Chief Executive Officer. For 2019, our last completed fiscal year: (i) the median of the annual total compensation of all employees of the company (other than the CEO) was $132,157; and (ii) the annual total compensation of our CEO, as reported in the “Summary Compensation Table” was $10,677,545. Based on this information, for 2019, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees was 81 to 1. Please note that the provided pay ratio is a reasonable estimate calculated in accordance with Item 402(u) of Regulation S-K.

To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of the “median employee,” the methodology and the material assumptions, adjustments and estimates that we used is described below.

We selected October 31, 2019 (which is a date within the last 3 months of our last completed fiscal year) as the date upon which we would identify the “median employee”. This date was chosen to allow sufficient time to identify the median employee given the global scope of our operations. As of October 31, 2019, our employee population (excluding the CEO) consisted of 3,497 individuals, including employees in the United States, United Kingdom, Ireland, Germany, Israel, China, Hong Kong, Canada and India. All 3,497 of these employees were included when identifying our “median employee”. No employees were excluded due to data privacy restrictions in our determination of the “median employee,” and all non-U.S. employees were included in the determination of the “median employee.” To identify the “median employee” from our employee population, we utilized payroll and equity plan records for November 1, 2018 through October 31, 2019 (the “compensation measure”). Given that prior year payroll earnings reports would not be available until mid-January and prior-year bonus and profit-sharing amounts would not be available until late-February, we measured compensation for the employees in our sample using the 12-month period ended October 31, 2019. The payroll records included all earnings paid, except most benefit programs, realized equity compensation earnings, deferred compensation payments, and non-taxable per diem payments. Equity plan records included the grant date fair value of all equity grants (with performance-based equity awards assumed to be achieved at target). Mandatory deferrals of incentive compensation were also included at the time of deferral. Additionally, we did not annualize compensation for employees who were not active for the entire period between November 1, 2018 and October 31, 2019. Employees who did not receive compensation during this period were excluded (for example, recent hires who did not receive a paycheck by October 31, 2019). In identifying the “median employee”, we did not make any cost-of-living adjustments. Amounts paid in foreign currency were converted into United States dollars using third party foreign exchange rates as of October 31, 2019. We identified our “median employee” using a standard median formula based on the compensation measure, which was consistently applied to all of our employees included in this calculation.

With respect to the annual total compensation of the “median employee,” we identified and calculated the elements of such employee’s compensation for 2019 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $132,157. With respect to the annual total compensation for the CEO, we used the amount reported in the “Total” column of our 2019 Summary Compensation Table, which includes the special one-time executive equity awards (“SEE” awards) granted to Mr. Becker in 2019. Excluding the SEE awards, Mr. Becker’s annual total compensation was $6,621,375, resulting in a ratio of his total compensation to the “median employee’s” annual total compensation of 50:1. For details of the SEE awards, see “Compensation Discussion and Analysis—Long-Term Equity Incentives.”

57

SECURITY OWNERSHIP INFORMATION

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information regarding beneficial ownership as of the Record Date of our Common Stock by: (i) each of our directors, (ii) each of the NEOs named in the “Summary Compensation Table” above, and (iii) all directors and executive officers as a group. Unless otherwise noted and subject to applicable community property laws, the respective nominees have sole voting and investment power with respect to the shares shown in the table as beneficially owned.

	Shares Beneficially Owned
Name of Beneficial Owner	Number of Shares	Percent of Class Owned
Eric Benhamou (1)	4,449	*
John Clendening (2)	1,729	*
Roger Dunbar (3)	19,727	*
Joel Friedman (1)	22,258	*
Kimberly Jabal (1)	1,006	*
Jeffrey Maggioncalda (1)	7,253	*
Kay Matthews (4)	368	*
Mary Miller (1)	4,289	*
Kate Mitchell (5)	7,949	*
John Robinson (1)	6,023	*
Garen Staglin (1)	11,958	*
Greg Becker (6)	145,715	*
Dan Beck (7)	3,636	*
Michael Descheneaux (8)	32,729	*
Phil Cox (9)	11,439	*
John China (10)	42,740	*
All directors, director nominees and executive officers as a group (21 persons) (11)	401,468	*

*	Represents beneficial ownership of less than 1%.

(1)	Includes 514 shares which may be acquired pursuant to the vesting of restricted stock units within 60 days of the Record Date.
(2)	Does not include 514 shares underlying restricted stock units, receipt of which the director has elected to defer.
(3)	Includes 823 shares which may be acquired pursuant to the vesting of restricted stock units within 60 days of the Record Date.
(4)	Includes 368 shares which may be acquired pursuant to the vesting of restricted stock units within 60 days of the Record Date.
(5)	Does not include 2,552 shares underlying restricted stock units, receipt of which the director has elected to defer.
(6)	Includes 70,343 shares which may be acquired pursuant to the exercise of stock options within 60 days of the Record Date.
(7)	Includes 2,049 shares which may be acquired pursuant to the exercise of stock options within 60 days of the Record Date.
(8)	Includes 9,406 shares which may be acquired pursuant to the exercise of stock options within 60 days of the Record Date.
(9)	Includes 1,953 shares which may be acquired pursuant to the exercise of stock options within 60 days of the Record Date.
(10)	Includes 16,673 shares which may be acquired pursuant to the exercise of stock options within 60 days of the Record Date.
(11)	Includes 142,602 shares which may be acquired pursuant to the release of restricted stock units or the exercise of stock options within 60 days of the Record Date.

58

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our Common Stock as of December 31, 2019 by those we know to own more than 5% of our outstanding Common Stock, and is based upon Schedules 13D and 13G filed with the SEC. Applicable percentages are based on 51,655,607 shares outstanding as of December 31, 2019. We know of no persons other than those entities described below which beneficially own more than 5% of our outstanding Common Stock. Unless otherwise noted, the respective nominees have sole voting and investment power with respect to the shares shown in the table as beneficially owned.

	Shares Beneficially Owned
Name and Address of Beneficial Owner	Number of Shares	Percent of Class Owned

The Vanguard Group (1) 100 Vanguard Blvd. Malvern, PA 19355	5,618,532	10.87%

BlackRock, Inc. (2) 55 East 52nd Street New York, NY 10055	3,672,212	7.11%

State Street Corporation (3) 1 Lincoln Street Boston, MA 02111	2,720,293	5.27%

(1)

Information is based on figures set forth in the Schedule 13G/A filed by The Vanguard Group (“Vanguard Group”) on February 12, 2020. According the Schedule 13G/A, of the total shares reported, Vanguard Group, an investment adviser, has sole voting power with respect to 76,005 shares and sole dispositive power with respect to 5,531,176 shares.

(2)

Information is based on figures set forth in the Schedule 13G/A filed by BlackRock, Inc. (“BlackRock”), on February 6, 2020. According to the Schedule 13G/A, of the total shares reported, BlackRock, an investment adviser, has sole voting power with respect to 3,213,062 shares and sole dispositive power with respect to 3,672,212 shares.

(3)

Information is based on figures set forth in the Schedule 13G filed by State Street Corporation (“State Street”) on February 14, 2020. According to the Schedule 13G, of the total shares reported, State Street, an investment adviser, has sole voting power with respect to zero shares and sole dispositive power with respect to zero shares.

59

INDEPENDENT AUDITOR MATTERS

PROPOSAL NO. 3 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors Recommends a Vote “FOR” the Ratification of the Appointment of KPMG LLP as the Company’s Independent Registered Public Accounting Firm

The Audit Committee has appointed KPMG LLP to be our independent registered public accounting firm for our 2020 fiscal year. KPMG LLP has audited our financial statements since November 1994. While neither our Bylaws nor other governing documents require stockholder ratification of the selection of KPMG LLP as our independent registered public accounting firm, the Board is, based on the recommendation of the Audit Committee, submitting the appointment of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If our stockholders do not ratify the selection of KPMG LLP by a majority of the votes present and entitled to vote on the matter, then the Audit Committee may reconsider its selection.

We expect a representative from KPMG LLP to be present at the Annual Meeting. The representative will be afforded the opportunity to make a statement if they desire to do so and is expected to be available to respond to stockholder questions.

Ratification of the appointment of KPMG LLP as our independent registered public accounting firm requires the affirmative vote of the holders of a majority of the Common Stock represented and entitled to vote at the Annual Meeting.

Our Board of Directors recommends that stockholders vote “FOR” the ratification of the appointment of KPMG LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2020.

Principal Audit Fees and Services

The following table sets forth fees for services billed by or expected to be billed by KPMG LLP for the fiscal years 2019 and 2018, all of which were approved by the Audit Committee in conformity with its pre-approval process:

Fees	2019	2018
Audit fees	$10,570,510	$8,978,145
Audit-related fees (1)	838,653	786,377
Tax fees (2)	704,282	670,685

TOTAL	$12,113,445	$10,435,207

(1)

Consists principally of fees billed or expected to be billed as incurred on a time and material basis related to internal controls attestation for selected information systems and business units (SSAE 16 audits), buy-side due diligence, and other audit-related projects.

(2)	Represents fees for services provided in connection with the Company’s tax compliance and consulting.

In accordance with its charter, the Audit Committee must explicitly approve the engagement of the independent auditor for all audit and permissible non-audit related services, as required by law. To the extent permitted by applicable law, the charter also permits the Committee the authority to adopt pre-approval policies and procedures and/or delegate authority to grant approvals to one or more of its members. During fiscal years 2019 and 2018, all audit and non-audit related services performed by our independent auditor were approved or pre-approved by the Audit Committee. Additionally, the Audit Committee reviewed all non-audit related services provided by our independent auditor, KPMG LLP. The Audit Committee concluded that the performance of these services did not compromise KPMG LLP’s independence in the conduct of its auditing function. KPMG LLP also confirmed their independence to the Audit Committee.

60

MEETING AND OTHER INFORMATION

INFORMATION ABOUT VOTING AND PROXY SOLICITATION

Voting

Holders of our Common Stock are entitled to one vote for each share held on all matters covered by this Proxy Statement.

Whether you hold shares in your name or through a broker, bank or other nominee, you may vote without attending the Annual Meeting. You may vote by granting a Proxy or, for shares held through a broker, bank or other nominee, by submitting voting instructions to that nominee. Instructions for voting by telephone, by using the Internet or by mail are on your Proxy Card or “Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting,” as applicable. For shares held through a broker, bank or other nominee, follow the voting instructions included with your materials. If you provide specific voting instructions, your shares will be voted as you have instructed for each proposal enumerated in this Proxy Statement and as the Proxy Holders may determine within their discretion for any other matters that properly come before the meeting.

If you hold shares in your name and you sign and return a Proxy Card without giving specific voting instructions, your shares will be voted as recommended by our Board on all matters set forth in this Proxy Statement and as the Proxy holders may determine in their discretion with respect to any other matters that properly come before the meeting. If you hold your shares through a broker, bank or other nominee and you do not provide instructions on how to vote, your broker or other nominee may have authority to vote your shares on certain matters. See “Quorum; Abstentions; Broker Non-Votes.”

Quorum; Abstentions; Broker Non-Votes

The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of Common Stock issued and outstanding on the Record Date. Shares voted are treated as being present at the Annual Meeting for purposes of establishing a quorum and are treated as shares present at the Annual Meeting with respect to such matter.

Adoption of the proposals requires the affirmative vote of the holders of a majority of the Common Stock represented and entitled to vote on the matter. This means that of the shares represented at the Annual Meeting and entitled to vote, a majority of them must be voted “for” the proposal for it to be approved. Abstentions will be deemed present for purposes of determining a quorum for the transaction of business and abstentions will have the same effect as a vote against the proposal, except for the election directors.

Broker non-votes occur on a matter when a broker, bank or other nominee is not permitted to vote on that matter without instructions from the beneficial owner and the beneficial owner does not give instructions. Without such voting instructions, for example, your broker or other nominee cannot vote your shares on “non-routine” matters such as the election of directors, and the advisory vote on Say on Pay. Your broker or other nominee may, however, have discretion to vote your shares on “routine” matters, such as the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for our 2020 fiscal year. Broker non-votes will be counted for purposes of determining the presence of a quorum for the transaction of business but will not be counted for purposes of determining the number of the votes represented and entitled to vote with respect to proposals on which brokers, banks or other nominees are prohibited from exercising their discretionary authority.

Voting Required

The vote required for each proposal and the effect of uninstructed shares and abstentions on each proposal is as follows:

Proposal	Vote Required	Broker Non-Votes Allowed	Abstentions	You May Vote

Proposal No. 1 - Election of Directors	Majority of Votes Cast	No	No Effect	FOR or AGAINST

Proposal No. 2 - Advisory Vote on Say on Pay	Majority of Votes Present and Entitled to Vote	No	Vote Against	FOR, AGAINST or ABSTAIN

Proposal No. 3 - Ratification of Auditors	Majority of Votes Present and Entitled to Vote	Yes	Vote Against	FOR, AGAINST or ABSTAIN

61

Revocability of Proxies

Any person giving a Proxy in the form accompanying this Proxy Statement has the power to revoke the Proxy at any time prior to its use. A Proxy is revocable prior to the Annual Meeting by delivering either a written instrument revoking it or a duly executed Proxy bearing a later date to our Corporate Secretary. A Proxy is also automatically revoked if the stockholder is present at the Annual Meeting and votes in person.

Solicitation

This solicitation of Proxies is made by, and on behalf of, our Board. We will bear the entire cost of preparing, assembling, printing, mailing and otherwise making available Proxy materials furnished by the Board to stockholders. Copies of Proxy materials will be furnished to brokerage houses, fiduciaries and custodians to be forwarded to the beneficial owners of our Common Stock, as requested. In addition to the solicitation of Proxies by mail, some of our officers, directors and employees may (without additional compensation) solicit Proxies by telephone or personal interview, the costs of which we will bear.

Unless otherwise instructed, each valid returned Proxy that is not revoked will be voted:

●	“FOR” each of our nominees to the Board of Directors,

●	“FOR” approval, on an advisory basis, of our executive compensation (“Say on Pay”),

●	“FOR” ratification of the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2020, and

●	At the Proxy holders’ discretion on such other matters, if any, as may properly come before the Annual Meeting (including any proposal to adjourn the Annual Meeting).

Delivery of Proxy Materials

In accordance with the rules adopted by the SEC, commonly referred to as “Notice and Access,” we have decided to provide access to our Proxy materials over the Internet instead of mailing a printed copy of the materials to every stockholder. We believe this helps to promote more cost-effective and efficient delivery of our Proxy materials to stockholders while reducing our environmental impact. As a result, you will not receive printed copies of the Proxy materials unless you request them. Instead, a Notice Regarding the Availability of Proxy Materials (the “Notice”) was mailed to stockholders of record of our Common Stock (other than stockholders who previously requested electronic or paper delivery of proxy materials) on or about March 9, 2020. The Notice explains the process to access and review the information contained in the Proxy materials and how to vote proxies over the Internet. In addition, the Notice will provide you the option to instruct us to send our future Proxy materials to you electronically by email. You may also access the Proxy materials on the website referred to in the Notice or request to receive a printed set of the Proxy materials.

If you will receive printed copies of the Proxy materials, you may receive more than one set of materials, including multiple copies of this Proxy Statement and multiple Proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one Proxy Card. Please follow the instructions on your Proxy Card(s) and vote accordingly.

How to Obtain a Separate Set of Proxy Materials

You may request to receive Proxy materials in printed form by mail or electronically by email on an ongoing basis. If you sign up to receive Proxy materials electronically, you will receive an email with links to the materials. If you choose to receive future Proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy-voting site. Your election to receive Proxy materials by email will remain in effect until you terminate it.

If you share an address with another stockholder, you may receive only one set of Proxy materials (including our Annual Report on Form 10-K for the year ended December 31, 2019, Proxy Statement or Notice Regarding the Availability of Proxy Materials, as applicable) unless you have provided contrary instructions. If you wish to receive a separate set of Proxy materials now or in the future, you may write or call us to request a separate copy of these materials from:

SVB Financial Group

3003 Tasman Drive

Santa Clara, California 95054

Attention: Corporate Secretary

Telephone: (408) 654-7400

Facsimile: (408) 969-6500

Email: bod@svb.com

Similarly, if you share an address with another stockholder and have received multiple copies of our Proxy materials, you may write or call us at the above address and phone number to request delivery of a single copy of these materials.

62

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

Stockholder Proposals

You may submit proposals, including director nominations, for consideration at future stockholder meetings. For a stockholder proposal to be considered for inclusion in our Proxy Statement for the annual meeting next year pursuant to Exchange Act Rule 14a-8, the written proposal must be received by our Corporate Secretary at our principal executive offices no later than November 9, 2020. If the date of next year’s annual meeting is moved more than 30 days before or after the anniversary date of this year’s annual meeting, the deadline for inclusion of proposals in the Company’s Proxy Statement is instead a reasonable time before SVB Financial Group begins to print and mail its Proxy materials for the annual meeting next year. Such proposals will need to comply with the SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in Company-sponsored proxy materials. Proposals should be addressed to:

Corporate Secretary

SVB Financial Group

3003 Tasman Drive

Santa Clara, California 95054

Facsimile: (408) 969-6500

For a stockholder proposal that is not intended to be included in our Proxy Statement under Rule 14a-8, the stockholder must deliver a Proxy Statement and form of Proxy to holders of a sufficient number of shares of our Common Stock to approve that proposal, provide the information required by our Bylaws and give timely notice to our Corporate Secretary in accordance with our Bylaws. In general, our Bylaws require that the notice be received by our Corporate Secretary:

●	Not earlier than the close of business on December 24, 2020, and

●	Not later than the close of business on January 23, 2021.

However, if the date of the stockholder meeting is moved more than 30 days before or 60 days after the first anniversary of our annual meeting for the prior year, then notice of a stockholder proposal that is not intended to be included in our Proxy Statement under Rule 14a-8 must be received no earlier than the close of business 120 days prior to the meeting and no later than the close of business on the later of the following two dates:

●	90 days prior to the meeting, and

●	10 days after public announcement of the meeting date.

Nomination of Director Candidates

You may propose director candidates for consideration by the Board’s Governance Committee. Any such recommendations should include the nominee’s name and qualifications for Board membership and should be directed to our Corporate Secretary at the address of our principal executive offices set forth above.

Our Bylaws permit a stockholder, or a group of up to twenty stockholders, owning three percent or more of the Company’s outstanding stock continuously for at least three years, to nominate and include in the Company’s annual proxy materials director nominees constituting the greater of two nominees and twenty percent of the Board, provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in our Bylaws. Notice of director nominees submitted pursuant to these proxy access Bylaw provisions must be delivered, or if sent by mail, received by our Corporate Secretary at our principal executive offices no earlier than December 24, 2020 and no later than January 23, 2021. If the date of next year’s annual meeting is moved more than 30 days before or after the anniversary date of this year’s annual meeting, the deadline is the later of 180 days prior to next year’s annual meeting date or 10 days following the date the next year’s meeting date is first publicly announced or disclosed. The notice of director nominees must include all of the information required by our Bylaws.

In addition, our Bylaws permit stockholders to nominate directors for election at an annual stockholder meeting but not for inclusion in our proxy statement. To nominate a director, the stockholder must deliver a Proxy Statement and form of Proxy to holders of a sufficient number of shares of our Common Stock to elect such nominee, and the stockholder and nominee must provide information and satisfy other requirements as specified in our Bylaws. In addition, the stockholder must give timely notice to our Corporate Secretary in accordance with our Bylaws, which, in general, require that the notice be received by our Corporate Secretary within the time period described above under “Stockholder Proposals.”

63

COMPANY DOCUMENTS AND OTHER MATTERS

2019 Annual Report and Bylaws

Stockholders who wish to obtain, without charge, a copy of our Annual Report on Form 10-K for the year ended December 31, 2019, should address a written request to Attention: Corporate Secretary, SVB Financial Group, 3003 Tasman Drive, Santa Clara, California 95054 (Facsimile: (408) 969-6500). The report is also available electronically at www.svb.com/proxy.

A copy of our Bylaws may also be obtained by contacting the Corporate Secretary at the address above, should stockholders wish to review the relevant provisions regarding the requirements for making stockholder proposals, nominating director candidates, or other provisions. Our Bylaws are also available through the SEC’s website at www.sec.gov.

Other Matters

The Board knows of no other matters to be presented for stockholder action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting, the Board intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

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VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on April 22, 2020 for shares held directly and by 11:59 P.M. Eastern Time on April 20, 2020 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on April 22, 2020 for shares held directly and by 11:59 P.M. Eastern Time on April 20, 2020 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge,
51 Mercedes Way, Edgewood, NY 11717.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E92108-P33132 KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY
SVB FINANCIAL GROUP
The Board of Directors recommends you vote FOR the following:
For Against For All To vote against any individual nominee(s), mark All All Except “For All Except” and write the number(s) of the nominee(s) on the line below.
1. Election of Directors
Nominees:
01) Greg W. Becker 07) Kay Matthews 02) Eric A. Benhamou 08) Mary J. Miller 03) John S. Clendening 09) Kate D. Mitchell 04) Roger F. Dunbar 10) John F. Robinson 05) Joel P. Friedman 11) Garen K. Staglin 06) Jeffrey N. Maggioncalda
The Board of Directors recommends you vote FOR the following proposals:
2. To approve, on an advisory basis, our executive compensation (“Say on Pay”).
3. To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2020.
For Against Abstain
Please indicate if you plan to attend this meeting.
Yes No
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.
Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and 2019 Form 10-K Annual Report are available at www.proxyvote.com.
E92109-P33132
SVB FINANCIAL GROUP
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING ON APRIL 23, 2020
The undersigned appoints GREG W. BECKER and MICHAEL S. ZUCKERT, or either of them, with full power of substitution for himself, as the proxy holder of the undersigned to vote and otherwise represent all of the shares registered in the name of the undersigned at the Annual Meeting of Stockholders of SVB Financial Group to be held on Thursday, April 23, 2020, at 4:30 p.m. Local Time, at the Company’s offices located at 3005 Tasman Drive, Santa Clara, California 95054 and any postponements or adjournments thereof, with the same effect as if the undersigned were present and voting such shares, on the matters and manner listed on the reverse side. If the undersigned holds shares in its name, and signs and returns this proxy card without giving specific voting instructions, the undersigned’s shares will be voted as recommended by the Company’s Board on each of the matters listed on the reverse side and as the proxy holders may determine in their discretion with respect to any other matters that properly come before the meeting.
Continued and to be signed on reverse side